UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Rosetta Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROSETTA RESOURCES INC.

1111 Bagby Street, Suite 1600

Houston, Texas 77002

April 9, 2015

Dear Rosetta Stockholder:

I am pleased to invite you to Rosetta’s Annual Meeting of Stockholders. The Annual Meeting will be held at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002, on Friday, May 15, 2015 at 9:00 a.m., Central time.

The Notice of Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the Annual Meeting. At the Annual Meeting, stockholders will be asked to vote on the following items:

•	The election of seven directors to Rosetta’s Board of Directors;

•	The approval of an advisory vote on executive compensation;

•	The approval of the 2015 Long-Term Incentive Plan; and

•	The ratification of the appointment of Rosetta’s independent registered public accounting firm.

We hope you can join us on May 15, 2015. Whether or not you can attend personally, it is important that your shares are represented at the meeting. We value your opinions and encourage you to participate in this year’s Annual Meeting by voting your proxy. You may vote by Internet or by telephone using the instructions on the proxy card, or by signing your proxy card and returning it in the envelope provided. You can also attend in person and vote at the Annual Meeting.

Houston, Texas

April 9, 2015

Sincerely,

James E. Craddock

Chairman of the Board,

Chief Executive Officer and President

ROSETTA RESOURCES INC.

1111 Bagby Street, Suite 1600

Houston, Texas 77002

April 9, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, May 15, 2015

To the Stockholders of Rosetta Resources Inc.:

The Annual Meeting of Stockholders of Rosetta Resources Inc., a Delaware corporation (the “Company,” “Rosetta,” “we,” “us” or “our”), will be held on Friday, May 15, 2015 at 9:00 a.m., Central time, at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002, for the following purposes:

1.	To elect seven directors to the Board of Directors of the Company;

2.	To conduct an advisory vote on executive compensation;

3.	To approve the 2015 Long-Term Incentive Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015; and

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 19, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of the Company at 1111 Bagby Street, Suite 1600, Houston, Texas 77002 during ordinary business hours for a period of 10 days prior to the meeting.

All stockholders are cordially invited to attend the meeting.

April 9, 2015

Houston, Texas

By Order of the Board of Directors of

ROSETTA RESOURCES INC.

Nathan P. Murphy

Vice President, General Counsel,

Chief Compliance Officer and

Corporate Secretary

Stockholders are urged to vote, whether or not they plan to attend the meeting. Please take time to vote by following the Internet or telephone voting instructions provided on the accompanying proxy card, or you may complete, date and sign the accompanying proxy card and return it in the postage-paid return envelope provided. You may revoke your proxy at any time before the vote is taken by following the instructions in this Proxy Statement.

Rosetta Resources, Inc.

Proxy Statement – Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION (see pages 3-4)	CORPORATE GOVERNANCE (see pages 5-8)

Meeting: Annual Meeting of Shareholders

Date: Friday, May 15, 2015

Time: 9:00 a.m., Central

Location: Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002

Record Date: Thursday, March 19, 2015

Stock Symbol: ROSE

Exchange: NASDAQ

Common Stock Outstanding on Record Date:

75.0 million shares

Registrar & Transfer Agent: AST

State of Incorporation: Delaware

Year of Incorporation: 2005

Public Company Since: 2006

Corporate Headquarters: 1111 Bagby, Suite 1600, Houston, Texas 77002

Corporate Website: www.rosettaresources.com

Investor Relations Website: http://ir.rosettaresources.com/index.cfm

Annual Report: http://ir.rosettaresources.com/financials.cfm

Director Nominees: 7

James E. Craddock (Management / CEO)

Matthew D. Fitzgerald (Independent)

Philip L. Frederickson (Lead Independent)

Carin S. Knickel (Independent)

Holli C. Ladhani (Independent)

Donald D. Patteson, Jr. (Independent)

Jerry R. Schuyler (Independent)

Director Term: One year

Director Election Standard: Majority of votes cast

Board Meetings in 2014: 7

Standing Board Committees (Meetings in 2014):

Audit (6), Compensation (6), Nominating & Corporate Governance (4)

Supermajority Voting Requirements: No

Shareholder Rights Plan: No

Corporate Governance Materials:

http://ir.rosettaresources.com/governance.cfm

EXECUTIVE COMPENSATION (see pages 17-37)	OTHER ITEMS TO BE VOTED ON (see pages 38, 42-52)

CEO: James E. Craddock (age 56; CEO since February 2013)

CEO 2014 Total Direct Compensation: $3.8 million

Base Salary: $675,000

Incentive Bonus: $0 million

Long-Term Incentives: $3.1 million

Long-Term Incentive payout (2012-2014): $0

Above Median Targeting: No

Tax Gross-Ups: No

CEO Employment Agreement: No

Change-In-Control Agreement: Yes, double trigger required

Stock Ownership Guidelines: Yes, exceeded

Anti-Hedging Policy: Yes, Applies to all directors, officers and employees

Advisory Vote to Approve Named Executive Officer Compensation

Approval of 2015 Long-Term Incentive Plan

Ratification of Appointment of Independent Registered Public Accounting Firm

(PricewaterhouseCoopers LLP)

Shareholder Proposal: none

1111 Bagby Street, Suite 1600

Houston, Texas 77002

PROXY STATEMENT

For Annual Meeting to be Held on May 15, 2015

Introduction

The accompanying proxy, mailed together with this Proxy Statement, is solicited by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Rosetta Resources Inc., a Delaware corporation (the “Company,” “Rosetta,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 9:00 a.m., Central time, on May 15, 2015 at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002, and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders of the Company is April 9, 2015.

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of the Board. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Nathan P. Murphy, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, Rosetta Resources Inc., 1111 Bagby Street, Suite 1600, Houston, Texas 77002, or by voting at a later time by Internet or telephone, by submitting a proxy bearing a later date or by attending the meeting and voting in person. No revocation by written notice or by delivery of another proxy shall be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

Only stockholders of record of the Company’s common stock, par value $0.001 per share, at the close of business on March 19, 2015, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, Rosetta had outstanding 75,038,536 shares of common stock, each of which is entitled to one (1) vote. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for establishing a quorum.

Voting Procedures and Tabulation

Stockholders of record of common stock of the Company may vote in person at the meeting, via Internet or telephone, or by signing, dating, and returning the proxy card in the accompanying postage-paid envelope. Stockholders whose shares of common stock of the Company are held in the name of a bank, broker or other holder of record (that is, in “street name”) will receive separate instructions from such holder of record regarding the voting of proxies.

Rosetta will appoint one or more inspectors of election to act at the meeting and to make a written report thereof.

Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their abilities. The inspectors will determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties.

The inspectors will tabulate the number of votes cast for, against or withheld from each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON FRIDAY, MAY 15, 2015

The Company’s Notice of Annual Meeting, Proxy Statement, and the 2014 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.

General Information

1.	What am I voting on?

•	The election of James E. Craddock, Matthew D. Fitzgerald, Philip L. Frederickson, Carin S. Knickel, Holli C. Ladhani, Donald D. Patteson, Jr., and Jerry R. Schuyler to the Board of Directors;

•	The approval of an advisory vote on executive compensation;

•	The approval of the 2015 Long-Term Incentive Plan; and

•	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

2.	Who can vote?

Stockholders as of the close of business on March 19, 2015 are entitled to vote at the Annual Meeting.

3.	How do I vote?

You may vote your shares either in person or by proxy. To vote by proxy, you may vote via telephone by using the toll-free number listed on the proxy card, via the Internet at the website for Internet voting listed on the proxy card, or you may mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope. Giving a proxy will not affect the right to vote the shares if you attend the Annual Meeting and want to vote in person – by voting in person you automatically revoke the proxy. If you vote the shares in person, you must present proof that you own the shares as of the record date through brokers’ statements or similar proof and identification. You also may revoke the proxy at any time before the meeting by giving the Corporate Secretary written notice of the revocation or by submitting a later-dated proxy. If you return the signed proxy card but do not mark the voting preference, the individuals named as proxies will vote the shares in accordance with the recommendations of the Board of Directors as set forth below.

4.	How does the Board recommend I vote on the proposals?

•	The Board unanimously recommends that you vote FOR the election of each of the Board’s director nominees.

•	The Board unanimously recommends that you vote FOR the approval of the advisory resolution on executive compensation.

•	The Board unanimously recommends that you vote FOR approval of the 2015 Long-Term Incentive Plan.

•	The Board unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

5.	How many shares can vote?

As of the record date, March 19, 2015, Rosetta had outstanding 75,038,536 shares of common stock. Each share of common stock is entitled to one (1) vote. Each share of restricted common stock held by Rosetta’s employees and independent directors is entitled to one (1) vote, regardless of any outstanding vesting period.

6.	What routine matters will be voted on at the Annual Meeting?

The ratification of the appointment of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

7.	How many votes are needed to approve each of the proposals?

A nominee for director shall be elected to the Board if the director nominee receives an affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as “votes cast” with respect to this proposal and therefore will not affect the outcome of the election. Pursuant to our Board Governance Guidelines, each nominee has submitted a contingent resignation letter and should a nominee for director currently serving on the Board (a “holdover director”) fail to receive the required number of votes for election, his or her resignation will be deemed submitted to the Board. In such case, the Nominating and Corporate Governance Committee of the Board will consider and recommend to the Board whether to accept or decline such resignation, considering any factors that the Committee deems relevant. The Board will then act with respect to such holdover director within ninety days from the date of the certification of the election results.

General Information

The Rosetta Resources Inc. 2015 Long Term Incentive Plan, ratification of the appointment of the independent registered public accounting firm, and the approval, by non-binding vote, of executive compensation require the affirmative vote of a majority of votes cast at the Annual

Meeting. For these purposes, abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the proposals and therefore will not affect their outcome.

8.	What is a broker non-vote?

Under the Marketplace Rules of the NASDAQ Stock Market LLC (“NASDAQ”), brokers may vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. Non-voted stock on non-routine matters are called “broker non-votes.”

9.	Can I vote on other matters?

We do not expect any other matter to come before the meeting. We did not receive any stockholder proposals by the date required for such proposals to be considered. If any other matter is presented at the Annual Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.

10.	Who is soliciting my proxy?

The Board of Directors of Rosetta Resources Inc. is sending you this Proxy Statement in connection with the solicitation of proxies for use at Rosetta’s 2015 Annual Meeting of Stockholders. Certain directors, officers and employees of Rosetta may also solicit proxies on our behalf by mail, phone, fax or in person. We have retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $8,500 plus reimbursement of out-of-pocket expenses.

Corporate Governance and Committees of the Board

Board of Directors

The Board of Directors currently consists of seven directors. All seven current directors are standing for reelection. Other than James E. Craddock, Chairman of the Board, Chief Executive Officer and President, all of the Board members standing for reelection meet the independence criteria under the NASDAQ rules.

Each Board member serves a one-year term or until such Board member’s successor is duly elected to serve on the Board. In addition, our Bylaws provide that the authorized number of directors which shall constitute the whole Board of Directors may be changed by resolution duly adopted by the Board. Any vacancies and additional directorships resulting from an increase may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum.

During 2014, the Board met seven times. Each director attended at least 75% of the meetings of the Board of Directors and Committees of the Board of which such director was entitled to attend, either in person or by telephone. All of the directors attended the 2014 Annual Meeting of Stockholders. Pursuant to our Governance Guidelines (defined below) our directors are expected to attend all annual meetings of stockholders.

Committees of the Board

The Board of Directors has established three committees:

•	the Audit Committee;

•	the Compensation Committee; and

•	the Nominating and Corporate Governance Committee.

Audit Committee and Audit Committee Financial Expert. The Audit Committee appoints the independent registered public accounting firm to audit our financial statements and oversee the annual audit. The Audit Committee also approves any other services provided by the public accounting firm. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, relating to the integrity of the quarterly and annual financial statements, the compliance with legal and regulatory requirements governing the preparation and reporting of financial information, the independent registered public accounting firm’s qualifications and independence, and the performance of the internal audit function. It is the responsibility of the Audit Committee to maintain free and open communication with the independent registered public accounting firm, the internal accounting function and management of the Company. Additionally, the Audit Committee obtains and reviews an audit report prepared by the Company’s independent reserve engineering consultants regarding the evaluation of the Company’s reserves. Messrs. Matthew D. Fitzgerald and Donald D. Patteson, Jr. and Ms. Holli C. Ladhani serve on the Audit Committee, and are all “independent” under NASDAQ rules and the rules of the Securities and Exchange Commission (“SEC”). Mr. Fitzgerald, Chairman of the Audit Committee, Mr. Patteson and Ms. Ladhani are “Audit Committee financial experts” as defined under the rules of the SEC.

The Audit Committee met six times during 2014. A report of the Audit Committee is included in this Proxy

Statement. A copy of the Audit Committee’s charter is posted in the “Governance” section of our website at www.rosettaresources.com.

Compensation Committee. The Compensation Committee reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to compensation and benefits, and administers the Company’s long-term incentive plan. Pursuant to the Compensation Committee charter, the Compensation Committee determines the compensation of senior executives of the Company. Ms. Carin S. Knickel and Messrs. Donald D. Patteson, Jr. and Jerry R. Schuyler serve on the Compensation Committee and each is “independent” under NASDAQ rules, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Chairperson is Ms. Knickel. The Compensation Committee met six times during 2014. A copy of the Compensation Committee’s charter is posted in the “Governance” section of our website at www.rosettaresources.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board, recommending director nominees for election at the Annual Meeting of Stockholders or for appointment to fill vacancies, recommending the election of officer candidates, monitoring the independence of Board members, ensuring the availability of director education programs, and advising the Board about the appropriate composition of the Board and its committees. The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review

Corporate Governance and Committees of the Board

of our corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board, makes a report to the Board on succession planning and evaluates potential successors to the CEO with the Board. Messrs. Philip L. Frederickson and Jerry R. Schuyler and Mses. Carin S. Knickel and Holli C. Ladhani serve on the

Nominating and Corporate Governance Committee, and are all “independent” under NASDAQ rules. The Chairman is Mr. Frederickson. The Nominating and Corporate Governance Committee met four times in 2014. A copy of the Nominating and Corporate Governance Committee’s charter is posted in the “Governance” section of our website at www.rosettaresources.com.

Corporate Governance

Board of Directors Governance Guidelines and Other Governance Documents

The Board of Directors has adopted the Board of Directors Governance Guidelines (“Governance Guidelines”) to govern the qualifications and conduct of the Board. The following governance documents are posted in the “Governance” section of our website at www.rosettaresources.com:

•	Code of Business Conduct and Ethics (the “Ethics Code”);

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Corporate Governance Committee Charter;

•	Board of Directors Governance Guidelines;

•	Non-Employee Director Stock Ownership Guidelines and

•	Officers’ Stock Ownership Guidelines.

These documents are also available in print to any stockholder requesting a copy in writing from the Corporate Secretary of the Company at 1111 Bagby Street, Suite 1600, Houston, Texas 77002.

Director Independence. The standards applied by the Board in affirmatively determining whether a director is “independent” in compliance with the listing standards of NASDAQ generally provide that a director is not independent if: (a) the director is, or in the past three years has been, an employee of Rosetta or any of its subsidiaries; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of Rosetta or any of its subsidiaries; (c) the director or a member of the director’s immediate family has received more than $120,000 in compensation from Rosetta or any of its subsidiaries during any period of twelve consecutive months within the three years preceding the determination of independence other than compensation for service as a director, compensation of a family member who is an employee but not an executive officer or benefits under a tax-qualified retirement plan or non-discretionary plan; (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, or has worked for such firm in any capacity on Rosetta’s audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where a Rosetta executive officer serves on the compensation committee of such company; or (f) the director or a member of the director’s immediate family is a partner in, a controlling stockholder of or an executive officer of a company that makes payments to, or receives payments from, Rosetta or any of its subsidiaries in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or five percent of the consolidated gross revenues of the company receiving the payment.

The Board of Directors, applying the standards referenced above, affirmatively determined that six of its members, Messrs. Fitzgerald, Frederickson, Patteson and Schuyler and Mses. Knickel and Ladhani, constituting more than a majority of the Board, are independent under NASDAQ rules.

Board Leadership Structure and Role in Risk Oversight. The Board has employed a combined chairman and chief executive officer leadership structure with a separate lead independent director position for the past several years. The Board believes that this leadership structure is currently in the best interest of the Company, as it appropriately balances the need for the chief executive officer to manage the daily activities of the Company, provides for a lead independent director to oversee the

Corporate Governance and Committees of the Board

executive sessions of the independent directors and enhances the relationship between the Board and the Chairman, CEO and President. The Board has concluded that the interests of the stockholders are best served through the continuation of a leadership model that has a combined chairman and chief executive officer position and a lead independent director. Mr. Craddock, as the current CEO of the Company, possesses an in-depth knowledge of the industry and the Company. This includes his knowledge of the Company’s current operations and strategy, as well as new opportunities for the Company. The Board believes that these experiences and insights put him in the best position to provide broad leadership for the Board of Directors as it considers the Company’s strategy in the future. The Board believes this leadership structure enhances the Board’s role in risk oversight as Mr. Craddock is in a position to identify and elevate the most critical business issues for consideration by the Board. However, if circumstances change, the Board retains the authority to separate the positions of Chairman and CEO at any time.

The Board is actively involved in risk oversight for the Company. The Board believes it is a Board-level function to provide oversight to the Company in the management of risks. The Board recognizes there is a balance between risk and reward and believes the Company’s overall risk profile is appropriate. While certain risks are in the purview of committees of the Board and are scrutinized at the committee level, the full Board has responsibility for risk oversight. The committees regularly report their risk-oversight activities to the full Board.

Management of the Company takes a comprehensive approach to risk management, with the view that risk is inherent in every action taken by the Company. Management of risk is a responsibility of employees at all levels. As management refines the strategic plan for the Company on a regular basis, it assesses specific areas of risk to implementation of the strategy. The Company has also developed an enterprise risk management program to assess and manage key risks to the Company. Regular operational and strategic briefings are provided to the Board and inherent risks are discussed with the Board. The Board receives a briefing on the enterprise risk management process on an annual basis.

Through the Audit Committee, the Board monitors financial risk and hedging activities. The internal audit function is responsible for monitoring the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002 and for financial and operational audits. The internal audit function reports directly to the Audit Committee, while the Chief Financial Officer has administrative responsibility for the internal audit function.

The Compensation Committee monitors risks associated with compensation practices for the Company. While the

Company does not believe that any of our compensation policies create risks that are reasonably likely to have a material adverse effect on the Company, the Board believes that it is important to articulate our major policies and how they incentivize actions and decisions that benefit stockholders.

Board Composition. The Nominating and Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrates an ability to make a meaningful contribution to the Board’s oversight of the business and affairs and has a reputation for ethical conduct. Nominees for director will include individuals who, taking into account their diversity, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board’s ability to manage and direct the affairs and business of the Company. Although we do not have a policy on diversity for Board members, it is a factor in assessing potential directors.

Once the Nominating and Corporate Governance Committee identifies particular characteristics, experience and skills needed to fill a particular position on the Board, the Nominating and Corporate Governance Committee identifies qualified candidates by referral of individuals who meet the criteria from the current directors and executive officers. The Nominating and Corporate Governance Committee has authority to engage firms that specialize in identifying qualified director candidates. The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. After the Nominating and Corporate Governance Committee has identified a potential candidate, it collects and reviews available information regarding the individual, and if the committee determines that the candidate warrants further consideration, the Chairman or another committee member will contact the person. Generally, if the individual expresses a willingness to be considered for election to the Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the individual’s qualifications, engage a third party to conduct a background investigation, and conduct one or more interviews with the candidate. When the Nominating and Corporate Governance Committee has completed this process, it makes a recommendation to the full Board.

Board’s Interaction with Stockholders. The CEO and other officers are responsible for establishing effective communications with the stockholders. In accordance with this policy, management speaks for the Company. This

Corporate Governance and Committees of the Board

policy does not preclude independent directors from meeting with stockholders, but where appropriate, management should be present at such meetings. Stockholders may submit communications to directors by writing to the Corporate Secretary of the Company at the executive offices set forth in this Proxy Statement under “Additional Information – Stockholder Communications with the Board of Directors.”

Business Conduct and Ethics. The Ethics Code requires all of our directors, officers and employees to adhere to certain basic principles that uphold the Company’s guiding values of integrity, accountability and professionalism. The Ethics Code requires such individuals to comply with the law, avoid conflicts of interest, compete fairly and honestly, maintain a safe and healthy work environment, and preserve Company assets. The Ethics Code includes specific compliance procedures and a mechanism for reporting violations to a supervisor, the Internal Audit Department, or the General Counsel and Chief Compliance Officer. We have established an “ethics hotline” for employees and other interested parties to use and a procedure for maintaining anonymity with respect to an employee reporting a violation of the Ethics Code. The phone number is 1-844-338-7291. You can access the Ethics Code in the “Governance” section of our website at www.rosettaresources.com. Changes in or waivers of the Ethics Code may be made only by the Board of Directors or, in the case of any change or waiver of the Ethics Code for the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions (collectively, the “principal officers”), only by the independent directors of the Board of Directors. All changes in or waiver of the Ethics Code for the principal officers will be promptly disclosed as required by law or stock exchange regulations, and will be provided on our website.

Securities Trades Policy. The Company’s Securities Trades Policy applies to the Board of Directors, as well as officers and employees of Rosetta. The Company considers it improper and inappropriate for any director, officer or employee of the Company to engage in short-term or speculative transactions in the Company’s securities. All directors, officers and employees are prohibited from engaging in short sales, engaging in any derivative transactions in the Company’s securities, holding Company securities in a margin account, or pledging Company securities as collateral for a loan.

Directors’ Continuing Education. The Governance Guidelines require directors to participate in continuing education in subjects relevant to the duties of a director. The Company communicates available options for continuing education and the directors attend selected continuing education programs provided by either the Company or independent organizations. To assist the Board of Directors in remaining current with their board duties, committee responsibilities and the many important developments impacting their business and company, the Company participates in the New York Stock Exchange Corporate Board Member Board Leadership Program. This program offers our directors access to a wide range of in-person, peer-based and webinar educational programs on corporate governance, committee duties and board leadership and industry developments.

Proposal 1 – Election of Directors

As of the date of this Proxy Statement, the Company’s Board consists of seven directors, all of whom will stand for election, and six of whom are independent under NASDAQ rules. Information regarding the business experience and qualifications of each nominee is provided below. All directors are elected annually to serve until the next Annual Meeting and until successors are elected.

Directors are elected by a majority vote of the votes cast at the Annual Meeting if the election is uncontested, which means the number of candidates for the Board do not outnumber the positions available. Since this director election is uncontested, the director nominees receiving an affirmative vote of a majority of the votes cast are elected. If you sign the proxy card but do not give instructions with respect to the voting of directors, the proxy holders will vote in favor of the seven persons recommended by the Board. Pursuant to our Governance Guidelines, each nominee has submitted a contingent resignation letter, and should a nominee for director currently serving on the Board (a “holdover director”) fail to receive the required number of votes for election, his or her resignation will be deemed submitted to the Board. In such case, the Nominating and Corporate Governance Committee of the Board will consider and recommend to the Board whether to accept or decline such resignation, considering any factors that the Committee deems relevant. The Board will then act with respect to such holdover director within ninety days from the date of the certification of the election results.

The Board expects that all of the nominees will be available to serve as directors as indicated. If any nominee should become unavailable, however, the proxy holders will vote for a nominee or nominees who would be designated by the Board of Directors unless the Board chooses to reduce the number of directors serving on the Board.

Company Nominees for Director

BACKGROUND

In February 2013, Mr. Craddock was named Chairman, Chief Executive Officer and President of Rosetta. Mr. Craddock joined Rosetta in April 2008 as Vice President, Drilling and Production Operations and was named a Senior Vice President in January 2011. From April 2006 to March 2008, Mr. Craddock was Chief Operating Officer for BPI Energy, Inc., an exploration and production start-up company focused on coal bed methane development. On February 3, 2009, BPI Energy, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Craddock began his industry career with Superior Oil Company in 1981 and then held a broad range of technical, operational and strategic roles with Burlington Resources Inc. (“Burlington”) and its predecessor companies for more than 20 years. At Burlington, he held a series of positions of increasing responsibility, most recently as Chief Engineer. Mr. Craddock received a Bachelor of Science degree in Mechanical Engineering from Texas A&M University.

James E. Craddock	QUALIFICATIONS
Age 56 Director since 2013 Chairman, CEO and President

•       Mr. Craddock has extensive experience in production operations, reservoir and production engineering, and unconventional oil and gas exploration.

•       Mr. Craddock has played a key role in the executive management and implementation of strategic initiatives at Rosetta during recent years.

•       His operational expertise, knowledge of the Company and strategic vision are assets to the Company and benefit Rosetta’s Board of Directors.

OTHER PUBLIC COMPANY BOARDS
• None

Proposal 1 – Election of Directors

BACKGROUND

Mr. Fitzgerald is a private investor and from July 2009 until July 2013, served as President of Total Choice Communication LLC, a wireless retailer in Houston. Mr. Fitzgerald retired from Grant Prideco, Inc. in April 2008, where he served as Executive Vice President and Chief Financial Officer from January 2004 until February 2007, and Executive Vice President, Chief Financial Officer and Treasurer from February 2007 until his retirement. Prior to joining Grant Prideco, Inc., Mr. Fitzgerald served as Executive Vice President, Chief Financial Officer, and Treasurer of Veritas DGC from March 2001 until January 2004. Mr. Fitzgerald was employed by BJ Services Company from 1989 to 2001, where he served as Vice President and Controller. Mr. Fitzgerald was also a certified public accountant and senior manager with the accounting firm of Ernst & Whinney. Mr. Fitzgerald holds a Bachelor of Business Administration and a Masters in Accountancy from the University of Florida.

Matthew D. Fitzgerald	QUALIFICATIONS
Age 57 Director since 2008 Independent Committees: • Audit

•      Mr. Fitzgerald’s prior positions of responsibility as chief financial officer and controller for service companies within the energy industry provide strong financial and accounting expertise and valuable insight into the service industry to Rosetta’s Board of Directors.

OTHER PUBLIC COMPANY BOARDS
• Independence Contract Drilling, Inc.

BACKGROUND

In May 2011, Mr. Frederickson was appointed as the lead independent director. Mr. Frederickson retired from ConocoPhillips, an energy company located in Houston, Texas, in January 2008, where he served as Executive Vice President, Planning, Strategy and Corporate Affairs. Prior to serving in this role, he held the position of Executive Vice President, Commercial. Mr. Frederickson joined Conoco Inc. (“Conoco”) in 1978 and held various positions in the United States and Europe, with diverse responsibilities including refining and marketing and midstream operations, upstream strategy and portfolio management, business development, and mergers and acquisitions. He is a director emeritus for The Yellowstone Park Foundation. Mr. Frederickson holds a Bachelor of Science in Industrial Engineering from Texas Tech University.

Philip L. Frederickson	QUALIFICATIONS
Age 58 Director since 2008 Independent Committees: • Nominating & Governance

•      Mr. Frederickson’s broad assignments and executive management experience with a Fortune 10 company in the energy industry provide relevant experience in a number of strategic and operational areas including business leadership, mergers and acquisitions, business development, marketing and trading and logistics.

OTHER PUBLIC COMPANY BOARDS
• Williams Partners L.P.

Proposal 1 – Election of Directors

BACKGROUND

From 2003 until her retirement in May 2012, Ms. Knickel served as Vice President, Human Resources of ConocoPhillips, an energy company located in Houston, Texas. She joined Conoco in 1979 and held various operating, planning and business development positions throughout her career. Ms. Knickel held positions in Europe as general manager of business development for refining and marketing and later fulfilled the same role for exploration and production. She returned to the United States and served as general manager of refining, marketing and transportation and in 2001 was named President of ConocoPhillips’ specialty businesses division. Ms. Knickel holds a bachelor’s degree in marketing and statistics from the University of Colorado and a master’s degree in management from the Massachusetts Institute of Technology.

Carin S. Knickel	QUALIFICATIONS
Age 58 Director since 2012 Independent Committees: • Compensation • Nominating & Governance

•      Ms. Knickel is experienced in strategic merger integration and has led human resource processes for a Fortune 10 company. She has valuable experience guiding CEO succession management and executive compensation processes at the board level. Ms. Knickel’s energy industry managerial experience, business acumen, and human resources expertise are all assets to Rosetta’s Board of Directors.

OTHER PUBLIC COMPANY BOARDS
• None

BACKGROUND

Ms. Ladhani has been Executive Vice President – Chemical Technologies of Rockwater Energy Solutions, Inc. based in Houston, Texas since July 2013. She was formerly the Executive Vice President and Chief Financial Officer from the time Rockwater was formed in 2011. Ms. Ladhani was with Dynegy Inc., a public company, from 2000 until March 2011 and served as Executive Vice President and Chief Financial Officer from November 2005. In November 2011, subsequent to Ms. Ladhani’s departure, two subsidiaries of Dynegy Inc. filed for bankruptcy protection. Ms. Ladhani started her career at PricewaterhouseCoopers, LLP in 1992 and left in 2000 to join Dynegy. A certified public accountant, she received her Bachelor of Business Administration in Accounting from Baylor University and her Master of Business Administration (Jones Scholar) from Rice University.

Holli C. Ladhani	QUALIFICATIONS
Age 44 Director since 2013 Independent Committees: • Audit • Nominating & Governance	• Ms. Ladhani’s financial expertise through education, professional certifications and professional experience is an asset to the Board of Directors and in particular to the Audit Committee.
OTHER PUBLIC COMPANY BOARDS
• Atlantic Power Corporation

Proposal 1 – Election of Directors

BACKGROUND

Mr. Patteson was the founder and Chairman of the Board of Directors of Sovereign Business Forms, Inc., a consolidator in the wholesale manufacturing of custom business forms and related products segment of the printing industry until its sale in June 2014. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign in August 1996, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. Mr. Patteson also previously served as President and Chief Executive Officer of WBC Holdings, Inc., and President and Chief Executive Officer of Temple Marine Drilling, Inc./R.C. Chapman Drilling Co., Inc., and President, Chief Executive Officer and Director of Temple Drilling. He also worked with Atwood Oceanics, Houston Offshore International, Western Oceanic and Arthur Andersen’s management consulting practice earlier in his career. Mr. Patteson has a Master of Business Administration with concentration in finance from the University of Texas.

Donald D. Patteson, Jr.	QUALIFICATIONS
Age 70 Director since 2005 Independent Committees: • Audit • Compensation

•      Mr. Patteson has 24 years of experience as a chief executive officer in various industries including the oil and gas service industry, which enables him to provide the Board with valuable financial accounting expertise, experience with major financial transactions and insight into the oil and gas service industry.

OTHER PUBLIC COMPANY BOARDS
• Carriage Services, Inc. • Cal Dive International, Inc.

BACKGROUND

Mr. Schuyler retired from Laredo Petroleum Holdings, Inc. in November 2013 where he served as President, Chief Operating Officer, and Director from July 2008 until July 2013. Prior to that, he served as Executive Vice President, Chief Operating Officer and Director at Laredo since 2007. Mr. Schuyler was with SM Energy (formerly St. Mary Land & Exploration) from 2003 until 2007 and served as Senior Vice President and Regional Manager of the Gulf Coast and Permian regions. Prior to that, he held the position of Senior Vice President and General Manager of onshore operations and exploration at Dominion Exploration & Production, Inc. from 2000 to 2002. Mr. Schuyler started his career at Atlantic Richfield Company (“ARCO”) in 1977, serving in positions of increasing responsibility in ARCO’s oil and gas companies before leaving to join Dominion. Mr. Schuyler earned a Bachelor of Science in Petroleum Engineering from Montana Tech of the University of Montana and attended numerous graduate business courses at the University of Houston. Mr. Schuyler serves on the Board of Directors of Gulf Coast Energy Resources, a privately funded exploration and production company.

Jerry R. Schuyler	QUALIFICATIONS
Age 60 Director since 2013 Independent Committees: • Compensation • Nominating & Governance

•      Mr. Schuyler brings a wealth of operational and strategic management experience within the energy sector to the Board of Directors. He provides the Board with valuable insight with regard to strategic decisions relevant to the exploration and production business.

OTHER PUBLIC COMPANY BOARDS
• Gastar Exploration, Inc.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Board’s director nominees.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 5, 2015, information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
SailingStone Capital Partners LLC One California Street, 30th Floor San Francisco, California 94111	6,868,390	(1)	10.9
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,421,237	(2)	8.6
Prudential Financial, Inc. 751 Broad St. Newark, New Jersey 07102	4,884,007	(3)	7.7
First Pacific Advisors, LLC 11601 Wilshire Blvd., Suite 1200 Los Angeles, California 90025	4,841,400	(4)	7.7
Jennison Associates LLC 466 Lexington Avenue New York, New York 10017	4,837,641	(5)	7.7
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,864,228	(6)	6.1
Citadel Advisors LLC 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603	3,323,655	(7)	5.3

(1)	Based solely on a Schedule 13G/A filed with the SEC by SailingStone Capital Partners LLC (“SailingStone”) on February 25, 2015. SailingStone, in its capacity as investment advisor, has sole voting power with respect to 6,868,390 shares of our common stock and sole dispositive power with respect to 6,868,390 shares of our common stock. RS Global Natural Resources Fund, appearing on SailingStone’s Schedule 13G/A has sole voting power with respect to 3,694,571 shares of our common stock and sole dispositive power with respect to 3,694,571 shares of our common stock.

(2)	Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 22, 2015. BlackRock has sole voting power with respect to 5,277,956 shares of our common stock and sole dispositive power with respect to 5,421,237 shares of our common stock.

(3)	Based solely on a Schedule 13G/A filed with the SEC by Prudential Financial, Inc. (“Prudential”) on January 27, 2015. Prudential has sole voting power with respect to 167,090 shares of our common stock, shared voting power with respect to 4,610,066 shares of our common stock, sole dispositive power with respect to 167,090 shares of our common stock, and shared dispositive power with respect to 4,716,917 shares of our common stock. Prudential has a parent/subsidiary relationship with Jennison Associates LLC, which beneficially owns 4,837,641 shares of our common stock.

(4)	Based solely on a Schedule 13G filed with the SEC by First Pacific Advisors, LLC (“First Pacific”) on February 13, 2015. First Pacific, in its capacity as investment adviser, has shared voting power with respect to 2,037,800 shares of our common stock and shared dispositive power with respect to 4,841,400 shares of our common stock. Robert L. Rodriguez, J. Richard Atwood, and Steven T. Romick, each as part-owners of First Pacific, may be deemed to beneficially own 4,841,400 shares of our common stock. Each of Messrs Rodriguez, Atwood and Romick disclaim beneficial ownership of our common stock.

(5)	Based solely on a Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 10, 2015. Jennison, in its capacity as investment adviser, has sole voting power with respect to 4,730,790 shares of our common stock and shared dispositive power with respect to 4,837,641 shares of our common stock.

(6)	Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2015. Vanguard, in its capacity as investment adviser, has sole voting power with respect to 85,177 shares of our common stock, has sole dispositive power with respect to 3,783,551 shares of our common stock and shared dispositive power with respect to 80,677 shares of our common stock.

(7)	Based solely on a Schedule 13G jointly filed by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings III LP (“CAH3”), Citadel GP LLC (“CGP”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CAH3 and CGP, the “Reporting Persons”) on February 10, 2015 with respect to shares of common stock (and options to purchase common stock) of the above-named issuer owned by Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company (“CG”), Citadel Event Driven Master Fund Ltd., a Cayman Islands limited company (“CED”), Citadel Quantitative Strategies Master Fund Ltd., a Cayman Islands limited company (“CQ”), and Citadel Securities LLC, a Delaware limited liability company (“Citadel Securities”). Citadel Advisors is the portfolio manager for CG and CED. Citadel Advisors II LLC, a Delaware limited liability company (“CA2”), is the portfolio manager for CQ. CAH3 is the managing member of Citadel Advisors and CA2. CALC III LP, a Delaware limited partnership (“CALC3”), is the non-member manager of Citadel Securities. CGP is the general partner of CALC3 and CAH3. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP. Citadel Advisors has shared voting power with respect to 3,323,655 shares of our common stock and shared dispositive power with respect to 3,323,655 shares of our common stock. CAH3 has shared voting power with respect to 3,383,601 shares of our common stock and shared dispositive power with respect to 3,383,601 shares of our common stock. CGP has shared voting power with respect to 3,422,318 shares of our common stock and shared dispositive power with respect to 3,422,318 shares of our common stock.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Directors and Executive Officers

The following table sets forth, as of March 5, 2015, the shares of common stock beneficially owned by each director, each of our named executive officers, and all director nominees and executive officers as a group.

	Common Stock Beneficially Owned (1)
Name	Number of Shares		Percent of Class

James E. Craddock	239,237	(2)	*
Matthew D. Fitzgerald	27,722	(3)	*
Philip L. Frederickson	40,906	(4)	*
Carin S. Knickel	15,865	(5)	*
Holli C. Ladhani	4,566	(6)	*
Donald D. Patteson, Jr.	50,075	(7)	*
Jerry R. Schuyler	8,402	(8)	*
John E. Hagale	168,100	(9)	*
John D. Clayton	158,250	(10)	*
Don O. McCormack	47,171	(11)	*
Nathan P. Murphy	45,661	(12)	*
All directors and executive officers as a group (12 persons)	893,531		1.4%

*	Less than one percent.

(1)	Unless otherwise indicated, all shares are directly held with sole voting and investment power. No shares have been pledged as security.

(2)	Represents (i) 68,232 shares of common stock, (ii) 118,341 shares of restricted common stock, with restrictions to lapse on various dates through January 2018, provided that Mr. Craddock is continuously employed by the Company or an affiliate until such dates, and (iii) 52,664 shares of common stock underlying fully vested options.

(3)	Represents (i) 19,565 shares of common stock, (ii) 3,157 shares of restricted common stock, with restrictions to lapse in May 2015, provided (generally) that Mr. Fitzgerald continues board service with the Company until such date, and (iii) 5,000 shares of common stock underlying fully vested options.

(4)	Represents (i) 32,749 shares of common stock, (ii) 3,157 shares of restricted common stock, with restrictions to lapse in May 2015, provided (generally) that Mr. Frederickson continues board service with the Company until such date, and (iii) 5,000 shares of common stock underlying fully vested options.

(5)	Represents (i) 12,708 shares of common stock and (ii) 3,157 shares of restricted common stock, with restrictions to lapse in May 2015, provided (generally) that Ms. Knickel continues board service with the Company until such date.

(6)	Represents (i) 1,409 shares of common stock and (ii) 3,157 shares of restricted common stock, with restrictions to lapse in May 2015, provided (generally) that Ms. Ladhani continues board service with the Company until such date.

(7)	Represents (i) 36,918 shares of common stock, (ii) 3,157 shares of restricted common stock, with restrictions to lapse in May 2015, provided (generally) that Mr. Patteson continues board service with the Company until such date, and (iii) 10,000 shares of common stock underlying fully vested options.

(8)	Represents (i) 5,245 shares of common stock and (ii) 3,157 shares of restricted common stock, with restrictions to lapse in May 2015, provided (generally) that Mr. Schuyler continues board service with the Company until such date.

(9)	Represents (i) 61,538 shares of common stock and (ii) 106,562 shares of restricted common stock, with restrictions to lapse on various dates through January 2018, provided that Mr. Hagale is continuously employed by the Company or an affiliate until such dates.

(10)	Represents (i) 51,688 shares of common stock and (ii) 106,562 shares of restricted common stock, with restrictions to lapse on various dates through January 2018, provided that Mr. Clayton is continuously employed by the Company or an affiliate until such dates.

(11)	Represents (i) 11,498 shares of common stock and (ii) 35,673 shares of restricted common stock, with restrictions to lapse on various dates through January 2018, provided that Mr. McCormack is continuously employed by the Company or an affiliate until such dates.

(12)	Represents (i) 4,854 shares of common stock and (ii) 40,807 shares of restricted common stock, with restrictions to lapse on various dates through January 2018, provided that Mr. Murphy is continuously employed by the Company or an affiliate until such dates.

Security Ownership of Certain Beneficial Owners and Management

Executive Officers Who are Not Directors

Name	Age	Position
John E. Hagale	58	Executive Vice President and Chief Financial Officer
John D. Clayton	51	Executive Vice President and Chief Operating Officer
J. Chad Driskill	50	Senior Vice President, Marketing and Business Development
Don O. McCormack	53	Senior Vice President, Treasurer and Chief Accounting Officer
Nathan P. Murphy	41	Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

John E. Hagale, age 58, has served as Executive Vice President and Chief Financial Officer of Rosetta since November 2011. He was also the Treasurer of the Company from November 2011 until August 2012. Prior to joining the Company, Mr. Hagale was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Methodist Hospital System from June 2003 through October 2011. He was also employed with Burlington and its predecessor Burlington Northern Inc. for 15 years where he held a series of executive financial positions with increasing responsibilities, including Executive Vice President and Chief Financial Officer of Burlington. Mr. Hagale began his career with Deloitte Haskins and Sells. Mr. Hagale holds a Bachelor of Business Administration degree in Accounting from the University of Notre Dame. He has more than 30 years of financial and accounting experience and is a certified public accountant.

John D. Clayton, age 51, has served as Executive Vice President and Chief Operating Officer of Rosetta since February 2013. Mr. Clayton joined Rosetta as Vice President, Asset Development of the Company in March 2008 and was named a Senior Vice President in January 2011. Mr. Clayton has more than 29 years of industry experience including reservoir, production and drilling engineering, as well as business development activities related to strategic planning, mergers, acquisitions and joint ventures. Prior to joining the Company, Mr. Clayton held various leadership and managerial positions with Burlington and ConocoPhillips. Mr. Clayton has a Bachelor of Science degree in Petroleum Engineering from Louisiana State University.

J. Chad Driskill, age 50, has served as Vice President, Marketing and Business Development of Rosetta since July 2005. He was promoted to Senior Vice President, Marketing and Business Development in December 2013. At Rosetta, Mr. Driskill is responsible for both physical and financial commodity marketing and trading. Prior to joining Rosetta in July 2005, Mr. Driskill spent 10 years holding a number of positions in energy trading, business development, and risk management at both Calpine Corporation and Calpine Energy Services. Prior to joining Calpine, Mr. Driskill spent 5 years at LFC Financial Corp.

as Director of Gas Trading. Mr. Driskill has over 24 years of experience in the energy trading, oil and gas, and power generation industries. Mr. Driskill holds a Bachelor of Business Administration degree in Finance from Texas Tech University.

Don O. McCormack, age 53, was promoted to Senior Vice President, Treasurer and Chief Accounting Officer in December 2013, having served as Vice President, Treasurer and Chief Accounting Officer of Rosetta since January 2013. Mr. McCormack joined Rosetta as Vice President and Treasurer of the Company in August 2012. Prior to joining the Company, Mr. McCormack served as Vice President and Chief Accounting Officer from 2010 until 2012 for Concho Resources Inc., an independent oil and gas company, in Midland, Texas. From 2007 to 2010, he was the Controller and Chief Accounting Officer for Red Oak Capital Management LLC, an oil and gas investment company based in Houston, Texas. Prior to joining Red Oak Capital Management LLC, Mr. McCormack held various leadership and managerial positions with Burlington and ConocoPhillips. Mr. McCormack received a Bachelor of Business Administration degree in Accounting from the University of Texas at Arlington and is a certified public accountant.

Nathan P. Murphy, age 41, has served as Vice President, General Counsel and Chief Compliance Officer since October 2013, and as Corporate Secretary since December 2014. Mr. Murphy joined Rosetta as Vice President and General Counsel in July 2013. In this role, he has responsibility for managing the legal function. Mr. Murphy has over 14 years of experience with expertise in securities law and corporate governance matters, as well as upstream energy industry legal affairs. Prior to joining Rosetta, he served as Senior Counsel of ConocoPhillips from 2004 until 2013. Mr. Murphy worked as a Principal Attorney at Reliant Energy in Houston from 2003 to 2004. He began his career with the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP in Houston from 1999 to 2003. Mr. Murphy holds an undergraduate degree from Texas A&M University and a Juris Doctorate from New York University School of Law.

Executive Compensation

This executive compensation discussion describes the material elements of compensation for our named executive officers and the objectives and principles underlying our executive compensation programs. We discuss how we make compensation decisions and provide tabular compensation data for our named executive officers.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates by reference into any filing made by the Company under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE

Carin S. Knickel, Chairman

Donald D. Patteson, Jr.

Jerry R. Schuyler

Compensation Discussion and Analysis

Executive Summary

At Rosetta, our focus is on delivering long-term value to our stockholders. With this in mind, compensation and effective succession planning are important tools. Our programs are designed to attract and retain key executive officers critical to our success, compensating them fairly and competitively for their responsibilities and accomplishments. We achieve this primarily through our mix of base salary, annual incentives, equity grants and sound governance practices, which further align management’s interests with those of our stockholders.

2014 was both a successful and challenging year for Rosetta. While operational performance exceeded expectations, lower commodity prices have caused us to shift our focus to preserving inventory and conserving capital.

In this summary we provide the context for and details of compensation in 2014 against this backdrop. Additional information follows in the balance of the Compensation Discussion & Analysis (“CD&A”).

MISSION STATEMENT

To acquire and develop U.S. onshore unconventional resource plays that build exceptional long-term value for our shareholders while developing the next generation of business leaders for our industry.

Underpinning our mission statement are five core values:

Environmental, Health & Safety Stewardship	Integrity	Teamwork	Professionalism	Accountability

At Rosetta, our compensation practices are driven by our collective vision for this company.

What we do:

✓	Stock ownership guidelines for officers and directors

✓	Aggressive stock ownership guidelines for Chairman, CEO and President of 6-times salary

✓	Compensation Committee engages an independent compensation advisor

✓	Prohibition on stock option buyout or re-pricing

✓	Compensation opportunities generally targeted at the market median

✓	Majority of compensation is variable cash and equity incentives to link realized compensation to Rosetta’s results

✓	50% of Named Executive Officer long-term incentive value is performance contingent

✓	Long-term performance conditions tied to critical operational metrics that drive long-term shareholder value

What we don’t do:

✗	Provide numerous perquisites to Named Executive Officers that are not generally available to all employees

✗	Pension or supplemental executive retirement plans

✗	Hedging or Pledging

✗	Single-trigger change-in-control severance provisions

✗	Tax gross-ups for executive officers, including in the event of a change-in-control NEW IN 2014*

✗	Employment agreements with executive officers NEW IN 2014*

*	The Compensation Committee approved these changes in February 2014.

Compensation Discussion and Analysis

Our Named Executive Officers

Following changes to the senior management team in 2013, including the appointment of James Craddock as Chairman, CEO and President, the group of Named Executive Officers is unchanged in 2014.

Name Title	In Current Position Since	Tenure at Rosetta
James E. Craddock Chairman, CEO and President	2013	7 years
John D. Clayton Executive Vice President and Chief Operating Officer	2013	7 years
John E. Hagale Executive Vice President and Chief Financial Officer	2011	3 years
Nathan P. Murphy Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2013	1 year
Don O. McCormack Senior Vice President, Treasurer and Chief Accounting Officer	2013	2 years

The Named Executive Officers, along with other select members of the senior management team participate in the compensation plans and programs described in this CD&A. While different in some aspects of their operation, the compensation programs for the broader employee population at Rosetta are driven by consistent principles which seek to compete effectively in our industry with the ability to reward for strong corporate and individual performance.

Corporate Strategy and Performance

Rosetta’s strategy is to increase shareholder value by delivering sustainable growth from unconventional onshore domestic basins through sound stewardship, wise capital resource management, optimizing of business cycles and emerging trends and minimizing liabilities through governmental compliance and protecting the environment.

Our compensation programs reflect this strategy and our need, as an exploration and production company, to balance multiple priorities around securing long-term future growth opportunities, managing near-term growth, production, efficiencies and costs, while maintaining financial strength and delivering superior returns to stockholders.

The following is a summary of Company performance indicators.

•	Production & Reserves

¡	Long-term production and reserves growth drives long-term exploration and production (“E&P”) and increases shareholder value

¡	Positive reserves trend over time ultimately reflects successes in inventory expansion
•	Expense Control

¡	Management of controllable expenses improves cash margins in all business cycles

¡	Low cost and efficient producers have competitive advantage when executing operating plans

•	Financial Performance

¡	Adjusted EBITDA (defined herein) is primary indicator of profitability independent of financing methods and capital structure

¡	Adjusted EBITDA is also a key component of debt ratios and valuation metrics tracked by industry

•	Total Shareholder Return (“TSR”)

¡	Our mission is to build exceptional long-term value for shareholders

¡	TSR is used to measure the long-term value delivered to shareholders relative to our competitors

•	Safety

¡	Rosetta is committed to high standards of safe and conscientious operations

¡	Focused on operating our business in a manner that safeguards our employees and contractors

Compensation Discussion and Analysis

Key Compensation Decisions in 2014

The key decisions made by the Compensation Committee in 2014 focused on assessing performance and determining payouts of total direct compensation, which for 2014, included base salary, annual incentives and long-term incentives (all of which are discussed in greater detail later). The following highlights the outcomes of our two incentive programs.

Incentive Plan

The Compensation Committee assesses annual performance against targets set in relation to capital inventory expansion and operational and business execution.

In recognition of the current challenges Rosetta faces with volatility in commodity prices, Mr. Craddock recommended to the Compensation Committee that they award him no annual incentive award for 2014 under the Incentive Plan. After consultation with Mr. Craddock, the Compensation Committee, exercised its discretion under the Incentive Plan, and approved a 0% 2014 bonus payout for the CEO.

For the other Named Executive Officers the Compensation Committee approved awards of 90% of target, taking into account performance against the Incentive Plan metrics, as well as safety performance for 2014. The Compensation Committee elected to pay the awards in restricted stock in lieu of the normal cash payouts to help preserve Company liquidity and further incentivize executive performance. These awards have a one-year vesting schedule.

The following chart reflects the maximum, target and actual Incentive Plan awards for 2014, in thousands.

2014 Annual Incentive Plan Opportunity vs. Actual

For 2014, the key metrics for the Incentive Plan were (equally-weighted):

•	Reserve Adds and Revisions;

•	Finding Costs;

•	Production;

•	Direct Lease Operating Expenses (“LOE”) and General Administrative Expenses and

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”).

For each of the above metrics, Rosetta sets annual targets that take into consideration past performance, peer performance and linkages to our business plan.

Additionally, we consider the following factors as overall “modifiers” when evaluating overall company performance for the year:

•	Sustainability and

•	Safety Performance.

Compensation Discussion and Analysis

There is a natural balance between all of these areas of focus to ensure that Rosetta conducts business in a manner that delivers shorter-term results in a fiscally prudent and environmentally safe manner.

2012 PSU Awards

The Compensation Committee determined the overall level of vesting for the Performance Share Unit (“PSU”) Awards granted in 2012 and eligible to vest in 2014 (the “2012 PSU Awards”) for the Named Executive Officers was 0% for the 2012 through 2014 performance cycle. PSU Awards are aligned with shareholder interests because they are contingent upon the achievement of our performance relative to our peer group and relative to absolute internal performance standards which drive growth in long-term value for shareholders. The Compensation Committee maintains discretion over the level of vesting for PSUs following the end of each performance period and considers the following (equally weighted) metrics when determining vesting of PSU Awards:

•	Production-per-share growth;

•	Risked probable/possible inventory as a multiple of proved reserves;
•	Reserves-per-share growth; and

•	Control of both cash costs and proved developed finding and development costs.

The Compensation Committee considers both absolute and relative performance when determining the final level of vesting, the balance of which is particularly important in volatile market conditions. Additionally, the Compensation Committee considers Total Shareholder Return over the plan period as a significant modifier of overall performance.

After considering our performance against these metrics at the end of the three-year period, and considering other factors that it deems appropriate (such as relative stockholder return), the Compensation Committee, in its sole discretion may choose to vest from 0% – 200% of the PSUs. The level of vesting for the 2012 PSU Awards was 0%, due to performance against the metrics and the three year relative performance of our stock price. We continue to actively manage our exposure to commodity price risk in the marketing of our oil, NGL and natural gas production and have entered into a series of financial commodity derivative contracts through 2016 as part of this strategy.

Say On Pay Support

Following high levels of stockholder support for our executive compensation programs at our 2013 meeting of 98.3%, we were pleased to maintain a similar level of support of 98.6% in 2014.

While there was no direct engagement with shareholders solely on compensation during the year, we were aware of investor feedback that our disclosure could be improved with respect to how we describe our performance-based compensation programs. We have therefore included additional information about the factors considered by the Compensation Committee in determining bonus pay-outs, PSUs and the metrics used.

Governance Process

Pay Philosophy and Approach

Rosetta’s mission statement and core values shape and underpin our compensation philosophy and approach to executive pay. Our business model is grounded in E&P activity of unconventional resources in the U.S., which requires a balancing of informed decision making in the short-term with a view to delivering sustainable value to our stockholders over the long-term.

This model requires an approach to executive pay that generally seeks to manage potential risks, encourage high performance and promote accountability. One of the primary ways in which we look to achieve this is by aligning the interests of our executives with those of our stockholders.

Some of the key features of our approach to compensation for executive officers include:

•	The majority of compensation being variable and linked to operational, financial and stock market performance;

•	The use of equity awards with vesting periods of up to three years; and

•	Equity ownership requirements.

The industry in which we operate also brings with it external factors, such as volatile commodity prices and geopolitical influences on supply and demand, our executive officers and other senior employees are accountable for managing. This can make the setting of

Compensation Discussion and Analysis

appropriate performance targets challenging, so the Compensation Committee has retained discretion to determine performance related pay-outs for the Incentive Bonus and PSU awards, with a view to ensuring that executive officers are fairly rewarded in the context of the performance delivered and value realized by stockholders.

Role of the Compensation Committee

The Compensation Committee is comprised exclusively of three independent directors, whose biographies can be found on pages 11-12. Ms. Knickel serves as the Compensation Committee’s Chairperson, with Mr. Patteson and Mr. Schuyler participating as members. There are several activities that the Compensation Committee undertakes annually, including:

•	Review Rosetta’s compensation philosophy;

•	Review the competitiveness of Rosetta’s executive compensation programs in the context of market trends with an eye to achieving the objectives of:

¡	Attracting, retaining and motivating executive officers to achieve Rosetta’s business objectives;

¡	Aligning long-term interests of our executive officers with our stockholders;
•	Review and approve the goals and objectives for the CEO and other executive officers’ compensation;

•	Evaluate CEO and other executive officers’ performance in light of those goals and objectives and the delivered results;

•	Select group of peer companies used for analysis; and

•

Determine and approve all compensation of the CEO and other executive officers based on this evaluation, with the input from other non-management directors on the Board as the Compensation Committee deems appropriate.

The Compensation Committee’s charter can be found in the Governance section on our investor relations website www.rosettaresources.com.

Role of Management

The Compensation Committee may invite members of management to provide advice on compensation decisions, although not in matters relating to their own compensation. In 2014, the CEO and the Senior Vice

President of Human Resources and Administration contributed to the Compensation Committee, providing their perspective on matters as requested.

Role of the Compensation Consultant

In 2014, the Compensation Committee continued to retain the services of Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant for executive and non-management directors. PM&P has been retained on an annual basis, since first being appointed during 2010, and each year the Compensation Committee reviews the continuing independence of PM&P.

The Compensation Committee has assessed PM&P’s independence and concluded that no conflict of interest exists that would prevent PM&P from providing executive compensation advice to the Compensation Committee. The Compensation Committee will continue to review PM&P’s appointment on an annual basis.

Use of Comparative Market Data

Each year the Compensation Committee works with PM&P to review the compensation peer group used to assess Rosetta’s market competitiveness for our executive officers. There are a number of criteria agreed upon when considering any changes to the group, primarily financial size, a business focus on onshore E&P, geography and the skill requirements for executive positions, coupled with a preference to minimize year-on-year volatility.

Compensation Discussion and Analysis

Following the 2014 review, the Compensation Committee determined that there was no compelling reason to make any changes to the 2013 peer group as Rosetta remained appropriately positioned against it and the constituent companies continued to provide an appropriate reference point for market benchmarking purposes.

2014 Compensation Peer Group

• Bill Barrett Corp.	• Linn Energy, LLC

• Cabot Oil & Gas Corp.	• Oasis Petroleum, Inc.

• Carrizo Oil & Gas, Inc.	• Penn Virginia Corp.

• Cimarex Energy Co.	• PDC Energy, Inc.

• Concho Resources, Inc.	• Range Resources Corp.

• EXCO Resources, Inc.	• SM Energy Co.

• Kodiak Oil & Gas Corp.	• Swift Energy Company

• Laredo Petroleum, Inc.	• Ultra Petroleum Corp.

The Compensation Committee considered revenue, market capitalization and proved reserves when evaluating our peer group and determined we fell within the appropriate range of comparability of the group.

Having established the peer group, the Compensation Committee engages PM&P to undertake an annual study of the compensation of Rosetta’s executive management team relative to these companies. PM&P makes use of proxy statements, which generally set out compensation data for the five most highly compensated officers, as well as a broader compensation survey – ECI Oil & Gas Exploration & Production Compensation Survey. This approach enables the Compensation Committee to review individual company data where it is included in proxy statements, and anonymous aggregated data from the broader surveys.

Using this information, the Compensation Committee is able to review Rosetta’s compensation philosophy relative to the practices of our peer group on an informed basis, including the elements of compensation offered, the market positioning of each, and the levels of base salary and target short- and long-term incentives.

Compensation Risk Management

Rosetta undertakes measures to manage compensation risk. First, Rosetta provides a portion of compensation to the executives in the form of restricted stock with vesting periods up to three years, which we believe helps to ensure that the Named Executive Officers take actions and make decisions which contribute to long-term positive performance, thus aligning our interests with the long-term interests of our stockholders.

Second, we believe our Incentive Bonus Plan measures the behaviors that contribute to the success of an E&P business. We base our payout on the following equally-weighted metrics: (i) reserves added, (ii) finding costs, (iii) production volumes (barrels of oil equivalent (“BOE”)/day), (iv) direct lease operating expenses and general and administrative expenses per unit produced and (v) EBITDA. We also reserve the right to modify the Incentive Bonus Plan payout for any sound business reason such as comparative performance against the industry, environmental, health and safety performance, long-term inventory development, and ability to pay. The bonus plan metrics are designed with diversified measures and compensating objectives that we consider beneficial to overall financial performance. For example, adding costly reserves may help us exceed the reserve goal, but doing so would likely cause us to fall short of the finding and development cost goal.

We believe that offering short-term cash bonus awards and long-term equity awards promotes behavior that is consistent with the interests of our stockholders, both in the short-term and the long-term. Further, a significant portion of each Named Executive Officer’s target compensation is in the form of long-term compensation, including performance share units, which is paid over time.

Compensation Discussion and Analysis

Elements of Executive Compensation

Overview

The compensation program is comprised of four key components in addition to benefits and perquisites which are set out on page 29. On a target basis, which reflects the aggregate level of compensation across these four components assuming targets set by the Compensation Committee are fully achieved, the majority of compensation for the CEO and other Named Executive Officers is variable as illustrated below.

Component	Purpose	Characteristics
Base Salary	• Maintains market competitiveness, reflecting skills and experience • An important factor in the attraction and retention of executive employees • Generally targeted at market median	✓ Fixed ✓ Cash ✓ Short-term
Incentive Bonus

•       Drives the achievement of Rosetta’s financial and operational priorities during the year

•       Aligns interests with stockholders by rewarding profitable annual performance and operational achievements that are intended to underpin sustainable long-term results

•       Awards contingent performance with outcomes that can range from 0% – 200% of target opportunity

•       Opportunity generally targeted near market median

✓ Variable ✓ Typically Cash ✓ Short-term

Long Term Incentives
PSUs

•       Incentivizes Rosetta’s long-term performance and provides a focus on strategic priorities

•        Aligns interests with stockholders by setting absolute and relative performance standards tied to and/or correlated with long-term growth in stockholder value

•       Pay-out contingent on performance with vesting that can range from 0% – 200% of target opportunity following an assessment by the Compensation Committee after the three-year performance period

✓ Variable ✓ Equity ✓ Long-term
Restricted Stock

•       Incentivizes Rosetta’s long-term performance and provides a focus on strategic priorities

•       Aligns interests with stockholders as realized value is dependent on stock price and awards

•       Facilitates the development of long-term share ownership

•       Helps ensure the retention of executive employees

•       Shares vest over three years from date of grant, with 25% vesting on the first and second anniversaries, and the remaining 50% vesting on the third anniversary

✓ Variable ✓ Equity ✓ Long-term

Compensation Discussion and Analysis

Base Salary

At the end of 2013 the Compensation Committee considered and approved increases to base salaries for 2014 in order to more closely align the base salaries of our Named Executive Officers with the median base salaries of our peer group’s executive officers. The Compensation Committee also took into account the following factors when approving increases:

•

The comparison of each Named Executive Officer’s current base salary in relation to un-aged median base pay for comparable positions (where available) of our peers as reported in their proxy statements.

•	The comparison of each Named Executive Officer’s current base pay in relation to blended proxy and survey data for median base pay for comparable positions.

•

Considerations of anticipated market movement over the next year amongst our peers and comparable organizations and our ability to remain competitive from a recruitment and retention perspective in terms of delivering appropriate base salary to our Named Executive Officers.

•	The importance of ensuring that base pay remains at the appropriate level relative to total compensation mix.

•	Considerations of each Named Executive Officer’s experience levels and proven contributions to Rosetta.

Increases were effective January 1, 2014 and are summarized below:

	Base Salary
Named Executive Officer	January 2013	March 2013	July 2013	January 2014
Mr. Craddock*	$340,000	$600,000	N/C	$675,000
Mr. Clayton*	$340,000	$400,000	N/C	$450,000
Mr. Hagale*	$340,000	$400,000	N/C	$450,000
Mr. Murphy**	N/A	N/A	$300,000	$325,000
Mr. McCormack	$275,000	N/C	N/C	$310,000

*	Effective February 26, 2013, Mr. Craddock was promoted to President and CEO and Mr. Clayton was promoted to Executive Vice President and Chief Operating Officer. The Compensation Committee approved promotional increases at that time (with effective dates of March 1, 2013) commensurate with their increased scope of responsibilities in consideration of comparable market data for these positions. Also effective March 1, 2013, the Compensation Committee approved a base rate adjustment for Mr. Hagale resulting from the CEO transition.

**	Mr. Murphy started employment with Rosetta effective July 2013. The salary shown reflects his annualized salary for the year.

Compensation Discussion and Analysis

Incentive Bonus

Each year the Compensation Committee follows an established process in determining bonuses from setting the initial Incentive Bonus targets through to approving the resulting pay-outs. The process advances as follows:

1	Agree upon corporate performance metrics	• Agree upon metrics and establish targets aligned with strategic focus areas.
2	Assess annual performance for identified performance metrics	• On completion of the year-end accounts, review financial and operational performance in the relevant areas.
3	Consider broader factors that may warrant exercise of Compensation Committee discretion

•      The Compensation Committee is conscious that other factors may impact the overall performance of Rosetta and its stock price. Therefore, consideration is given to environmental, health, safety and sustainability performance along with performance relative to peer group and overall affordability.

•      In addition, individual performance over the year is reviewed and in exceptional circumstances may result in adjustments.

•      For any sound business reason informed by this review, the Compensation Committee may apply positive or negative discretion to outcomes to better align pay with performance.

4	Approve pay-outs	• Approve final year-end Incentive Bonus in light of holistic performance. • Bonuses are generally paid in late February following the financial year end.

Incentive bonuses for 2014 were determined for our Named Executive Officers based on performance in the following areas. These metrics were identified as measures of Rosetta’s success in key areas of strategic focus and are equivalently weighted. These were unchanged when compared to 2013.

Metric	How we measure it	Why it was chosen
Reserves added and revisions (MMBOE)	Reserves added in the year through finding and development activities or through acquisition, expressed in equivalent barrels of oil.	Measure of sustainability in terms of contributions to proved reserves growth
Finding costs ($/BOE)	Capital excluding other corporate costs divided by reserve added and revisions.	Measure of cost effectiveness of adding proved reserves
Production volumes (MBOE/d)	Average daily production of hydrocarbons, expressed in equivalent barrels of oil.	Measure of productivity
Direct LOE / G&A ($/BOE)	Includes Direct LOE and G&A expense. Excludes Stock Compensation expense, ad valorem taxes, workovers and insurance expense.	Measure of cost of operating business relative to production volumes
Adjusted EBITDA ($MM)	Earnings before interest expense, income taxes and depreciation, depletion and amortization expense and other similar non-cash or non-recurring charges.	Measure of profitability and financial strength

Compensation Discussion and Analysis

For 2014, performance exceeded on three of the five metrics, but we did not meet targets on Reserves and Finding Costs.

Strategic Focus	Metrics	2014 Budget	2014 Actuals(2)
	Reserves added and revisions (MMBOE)	66.0	26.5
	Finding costs ($/BOE) (1)	$16.50	$45.73
	Production volumes (MBOE/d)	64.2	65.7
	Direct LOE / G&A ($/BOE)	$6.21	$5.98
	Adjusted EBITDA	$718.9	$722.9

(1)	Represents total capital less other corporate costs ($11MM in Budget; $9MM in Actuals).
(2)	Certain metrics in the table above are calculated differently for compensation purposes than the equivalent figures publicly disclosed by Rosetta elsewhere.

Results from our “modifiers” of sustainability and safety were both positive, but safety is the standout.

•	Sustainability – we grew drilling inventory by 28% from 2013 and have a strong Inventory Replacement Ratio of 545%, but characterize that performance as in line with expectations.

•

Safety performance – we had the best year ever in Rosetta’s history with a 13% improvement in Total Recordable Incident Rate (“TRIR”). Our TRIR improved from 0.72 in 2013 to 0.63 in 2014 despite an increase of 58% in total man hours, including contractors. We also had an improved record of continuous days without a lost time accident. We experienced a continuous period of 195 days, from June 19, 2014 through the end of the year, without a lost time accident. Previous period without a lost time incident was 164 days from June 25, 2013 through December 4, 2013.

The actual bonus payout for any executive officer is dependent on achievement of the corporate objectives as described above as well as adjustments attributable to the Compensation Committee’s exercise of discretion. The Compensation Committee may exercise positive or negative discretion beyond the defined metrics and areas of focus when it determines that discretion to be warranted for either the entire bonus pool or the individual award to any executive officer (but such award may not exceed 200% of target).

•

The Compensation Committee approved 2014 bonus payouts for the executives, excluding Mr. Craddock, at an average of 90% of target. The Compensation Committee determined that this level of payout was appropriate given overall performance for each of the bonus metrics and in consideration of exceptional safety performance results.

•

In recognition of the volatility in the current commodity environment and our desire to preserve cash, the Compensation Committee approved delivering the value of the bonuses paid to our officers in equity, specifically as awards of restricted stock granted on February 25, 2015 with a one-year cliff vest.

•	The summary compensation table on page 34 references the annual incentive values approved and the corresponding amount of restricted stock issued to deliver that value.

Mr. Craddock recommended to the Compensation Committee that they award him no annual incentive award in 2014 in recognition of the current challenges Rosetta faces with volatility in commodity prices. After consultation with Mr. Craddock, the Compensation Committee, exercised its discretion under the Incentive Plan, and approved a 0% 2014 bonus payout for the CEO.

2014 Incentive Bonus		Mr. Craddock	Mr. Clayton	Mr. Hagale	Mr. Murphy	Mr. McCormack
Applicable salary ($)		$675,000	$450,000	$450,000	$325,000	$310,000
2014 Target Incentive Bonus Opportunity	Percent of salary (%)	100%	90%	90%	70%	60%
	Dollar amount ($)	$675,000	$405,000	$405,000	$227,500	$186,000
2014 Actual Incentive Bonus	Dollar amount($) (1)	$0	$364,500	$364,500	$204,750	$167,400
	Percent of salary (%)	0%	81%	81%	63%	54%

(1)	Amounts include the dollar value of the actual 2014 Incentive Bonus earned, awarded and settled entirely with restricted stock. Shares of restricted stock were awarded in settlement of the cash payment for the actual Incentive Bonus earned in the following amounts: Mr. Clayton 19,908 shares; Mr. Hagale 19,908 shares; Mr. Murphy 11,183 shares and Mr. McCormack 9,143 shares. The restricted stock was granted at a per share price of $18.31 and subject to full vesting on the one year anniversary of the date of grant.

Compensation Discussion and Analysis

Long-Term Incentives

The majority of each executive’s compensation is delivered in the form of equity grants that vest over the longer term to focus our Named Executive Officers on sustainable long-term value creation. Equity is delivered through a combination of restricted stock and PSUs, the target value of which is distributed evenly for each Named Executive Officer between restricted stock and PSUs. The following table shows the target value of equity awards approved by the Compensation Committee for 2014 which were granted on January 2, 2014.

Named Executive Officer	2014 Target Long-Term Incentive Value	Target Value of Restricted Stock	Target Value of Performance Share Units
Mr. Craddock	$3,200,000	$1,600,000	$1,600,000
Mr. Clayton	$2,000,000	$1,000,000	$1,000,000
Mr. Hagale	$2,000,000	$1,000,000	$1,000,000
Mr. Murphy	$700,000	$350,000	$350,000
Mr. McCormack	$660,000	$330,000	$330,000

Performance Share Unit Grants in 2014

PSUs are considered by the Compensation Committee a complementary balance to the restricted stock awards, by providing a focus on performance delivered over three consecutive financial years.

In 2014, similar to previous years, performance metrics have been identified in areas of critical strategic focus, aligned both to our business plan and the strongest correlation with the creation of long-term stockholder value

Strategic Focus	Metric	How we measure it	Why it was chosen
	Reserves per share growth three-year compound annual growth rate (“CAGR”) %	Year-end proved reserves divided by year-end basic shares outstanding (CAGR compares year-end 2013 versus year-end 2016)	Measure of sustainability through proved reserves per share growth relative to market value industry group.
	Non-Proved inventory, year-end MMBoe	Net, risked inventory estimate (probable/ possible) as of December 31, 2016 (excluding Proved Undeveloped Reserves) (Portion of year-end 2013 inventory remaining at year-end 2016, after shifts to proved, plus estimated additions from new ventures activity over the three-year plan period)	Measure of longer term inventory growth and sustainability through addition of risked non-proved resources.
	Production per share growth three-year CAGR%	Annual MMBoe production divided by average diluted shares outstanding (CAGR compares 2013 average versus 2016 average)	Measure of production per share growth relative to market cap industry group.
	Cash cost, $/BOE (one-year total)	Includes LOE, ad valorem and production taxes, transportation, and cash G&A for 2016 (Excludes stock compensation expense and interest expense)	Measure of cost efficiency of executing operating and business plans relative to market cap industry group.

For the measures within the capital inventory expansion and operational & business execution categories, the Compensation Committee assesses performance in the context of relative performance against the E&P Mid-Cap sector, with market capitalizations between $1 and $5 billion. This sector is likely to change over time as companies grow, merge and transition and the comparison will be made against the Mid-Cap sector as it exists at the end of the performance period on December 31, 2016.

At the end of the three-year performance period the Compensation Committee will assess performance in each of these areas, and at its discretion consider other factors that it deems to be relevant such as stockholder value creation, which includes absolute and relative TSR performance. Based on the Compensation Committee’s judgement of overall performance, at its sole discretion a decision will be made as to the level of vesting between 0% and 200% of the initial target award.

Compensation Discussion and Analysis

Performance Share Unit Grants Vesting in 2015 – three-year performance period ended December 31, 2014

The three-year performance period for PSUs granted in 2012 ended on December 31, 2014. The Compensation Committee chose to vest these grants at 0% because the level of performance against targets for the five metrics was mixed. Despite exceeding target performance on risked probable/possible non-proved inventory as a multiple of proved reserves, we did not meet our reserves per share growth and production per share growth targets and missed our cost control related metrics due to higher than expected operating costs associated with entering the Permian Basin in 2013 and increased capital spending in 2014.

Additionally, our three year TSR performance was -48%. In comparison to 61 E&P comparator peers, we ranked in the 3rd quartile (43rd amongst the 61 member group).

Performance was assessed in five key areas:

Strategic Focus	Metric	How we measured it	Target	Actual
	Reserves per share growth three year CAGR	Year-end proved reserves divided by year-end basic shares outstanding (CAGR compares year end 2011 versus year end 2014)	21%	14%
	Risked probable/possible inventory as multiple of proved reserves	Year-end net, risked inventory estimate, probable/possible excluding proved undeveloped reserves (“PUDs”), divided by year-end proved reserves (Year end 2014 results)	1.0	2.7
	Production per share growth three- year CAGR	Annual MMBoe production divided by average diluted shares outstanding (CAGR compares 2011 average versus 2014 average)	29%	27%
	Cash cost control	Includes LOE, ad valorem and production taxes, transportation, and cash G&A, excluding stock based compensation divided by BOE of production (2014 results)	$10.48	$12.50
	Proved developed (“PD”) finding and developing costs control (“F&DC”)	Costs incurred for development and exploration from 2012 -2014 divided by proved developed reserves additions from 2012-2014 (excludes proved and unproved acquisitions, price revisions and PUD additions)	$14.58	$19.17

Compensation Discussion and Analysis

Other elements of pay

In addition to the core elements of compensation previously discussed in this section, Named Executive Officers also receive employee benefits, perquisites and retirement benefits, and may be entitled to certain severance benefits under the Rosetta Resources Inc. Executive Severance Plan (“Severance Plan”) established in 2008 and amended in 2014. The general benefits offered to all employees are regularly reviewed and may be adjusted from time to time. The key features of each element are summarized below.

Element	Purpose and key design features	Characteristics
Employee benefits

•      Benefits which are available to all full-time employees of Rosetta generally to enable our employees to effectively undertake their roles by ensuring their well-being and security

•      Benefits include medical and dental insurance, short- and long-term disability insurance and life and accidental death insurance

✓ Available to all full-time and part-time benefit eligible Rosetta employees
Retirement benefits

•      Enables the provision for retirement planning

•      Rosetta operates a 401(k) Plan available to all full-time employees

•      The plan currently provides a 150% match on the first 4% of eligible employee contributions and a 100% match on the next 2%, subject to applicable IRS limits

•      There is no additional pension plan or deferred compensation arrangement for Named Executive Officers at this time

✓ Available to all full-time and part-time benefit eligible Rosetta employees
Perquisites

•      Only limited additional benefits (reserved parking and club dues) are provided to select executives

•       The Named Executive Officers are also provided with an annual physical examination. This ensures that executive leadership is given every opportunity to identify and correct medical issues which may affect their work

✓ Includes enhanced features for select executives
Severance benefits UPDATED IN 2014*

•      Minimize uncertainty and distraction that may result from an at-will employment relationship (in 2014 the Compensation Committee ended all employment agreements that remained with executive officers) and reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time

•       In select termination scenarios including upon an officer’s resignation for good reason, certain payments are triggered including:

¡        Payment of a multiple of base salary and target bonus. This includes two-times for the Chairman, CEO & President and Executive Vice Presidents and one-times for other executive officers

¡        Immediate vesting of unvested grants of restricted stock

¡        Delivery of pro-rated stock or payment at the time of vesting of outstanding PSUs in the discretion of the Compensation Committee

✓ Fixed terms ✓ Available to all executives including those who previously had at-will employment agreements

*	The Compensation Committee approved these changes in February 2014.

Compensation Discussion and Analysis

Additional information on the Severance Benefit Plan

Based on a hypothetical termination as of December 31, 2014, the severance benefits for the Named Executive Officers for the reasons detailed in the footnote (1) would have been as follows:

Named Executive Officer	Multiple of base salary and target bonus	Hypothetical separation payment (2)	Hypothetical value of accelerated vesting of equity awards (3)	Total cost of hypothetical separation event
Mr. Craddock	200%	$2,700,000	$2,667,600	$5,367,600
Mr. Clayton	200%	$1,710,000	$1,750,199	$3,460,199
Mr. Hagale	200%	$1,710,000	$1,778,566	$3,488,566
Mr. Murphy	100%	$552,500	$530,699	$1,083,199
Mr. McCormack	100%	$496,000	$514,735	$1,010,735

(1)	In general, the definition of “cause” in the Severance Plan is (i) a breach of duty by the executive in the course of such executive’s employment involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to Rosetta or its affiliates, or moral turpitude constituting criminal felony; (ii) conduct by the executive that is materially detrimental to Rosetta, monetarily or otherwise, or reflects unfavorably on Rosetta or the executive to such an extent that Rosetta’s best interests reasonably require the termination of the executive’s employment; (iii) the executive’s failure to comply with or enforce Rosetta’s policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (iv) the executive’s repeated insubordination; (v) the executive’s failure to comply with or enforce, in any material respect, all other personnel policies of Rosetta or its affiliates; (vi) the executive’s failure to devote his or her full working time and best efforts to the performance of his or her responsibilities to Rosetta or its affiliates; (vii) the executive’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws; or (viii) the executive’s failure to cooperate with any investigation or inquiry authorized by the Board or conducted by a governmental authority related to the business or the executive’s conduct.

In general, the definition of “good reason” in the Severance Plan is any of the following actions if taken without the executive’s prior written consent (i) following the designation of an executive by the Compensation Committee, any reduction of the multiple or percentage applicable to the executive of base salary and target bonus payable to an executive in the event of a qualifying termination under the Severance Plan, or removal of the executive, (ii) a material diminution in the executive’s base compensation; or (iii) any permanent relocation of the executive’s place of business to a location 50 miles or more from the then-current location, provided such relocation is a material change in geographic location at which the executive must provide substantial services for purposes of Section 409A of the Code.

(2)	Payable as a lump sum upon termination.

(3)	The value that would have been received by the executive officer as a result of a termination on December 31, 2014 using a fair market value (average of the high and low trades) of $21.990 to determine the value of unvested shares of restricted stock on that date plus the value of the prorated number of vested PSUs, calculated by multiplying the time elapsed since the grant divided by the cumulative performance period. With respect to the prorated PSU vesting, the amount shown assumes that outstanding PSUs are ultimately vested at target level. The actual prorated vesting amount will be based on actual performance as determined by the Compensation Committee in its discretion at the end of the applicable performance period and could range from 0% to 200% of the target level.

Compensation Discussion and Analysis

Governance Practices

As set out on page 5 of this report, the Board has adopted a corporate governance framework that seeks to protect Rosetta’s interests and align our executives’ interests with those of our stockholders. Within this framework are a number of policies operated by the Compensation Committee which are outlined below.

Policy	Purpose and key design features
Stock Ownership Guidelines	• Reinforce the principle of aligning executive interests with our stockholders
• As of March 5, 2015 all of our executive officers exceed their respective ownership requirements
• The current requirements are as follows:
	Executive Position/Level	Ownership Requirement (multiple of base salary)
	Chairman, CEO & President	6-times
	Executive Vice President	3-times
	Senior Vice President and Vice President	1-times
• Executive officers have five years from the date of their appointment to their current position to meet the requirement
• Stock that is considered as counting towards this requirement includes stock owned (directly or in street name); stock held beneficially; unvested restricted stock; vested stock options
• The value of stock will be deemed to be the greater of the price at acquisition or current market value
• The full policy can be viewed on the Governance section of our investor relations website
Timing of Grants and Prohibition on Re-pricing	• Rosetta does not time equity grants to coincide with or to precede the release of material information
• Since the Compensation Committee must approve all grants for executive officers, we believe adequate controls exist to prevent such timed grants
• No stock options have been awarded to executive officers since 2009, but:
¡ Non-qualified stock options are valued as of their grant dates using the Black Scholes option pricing model;
¡ Options may not be repriced under the terms of our long-term incentive plans; and
¡ We will not buy out any options
Employment Agreements ENDED IN 2014*	• No employment agreements
• Named Executive Officers are now covered by the Severance Plan (described on page 29) and the Rosetta Resources Inc. Change in Control Plan detailed below
Elimination of Tax Gross-ups ENDED IN 2014*

•       We eliminated all eligibility for gross-up payments for excise taxes for which executive officers may become obligated in the event they receive “excess parachute payments” under Section 280G of the Code

Change-In- Control Provisions UPDATED IN 2014*

•       Overarching plan that describes how the employment relationship may be terminated following a change in control and what benefits are to be paid in the event of a termination following a change-in-control

•       Reduces the reluctance of executive officers to pursue potential corporate transactions that may be in the best interests of stockholders, but that may have adverse consequences to the executive officers’ employment

• ‘Double trigger’ provisions:
¡ Executive officer employment is terminated for any reason other than death, inability to perform or cause or the executive officer resigns for good reason; and
¡ Either happens within two-years following a corporate change in control
• If both events occur, then the executive officers may be entitled to receive the following payments and benefits:
¡ Payment of a multiple of base salary and target bonus. This equals three-times for the Chairman, CEO & President and 2.5-times for other executive officers
¡ Immediate vesting of unvested grants of restricted stock
¡ Immediate vesting of unvested grants of PSUs at target
¡ Reimbursement of the cost of continuing health insurance. This may be provided for up to 12 months for all executive officers
• Cash components would be paid in a lump sum
• A Named Executive Officer cannot be simultaneously eligible for severance benefits under the Severance Plan and change in control benefits under the Change in Control Plan

Compensation Discussion and Analysis

Additional information on the Change-In-Control Plan

Based on a hypothetical termination from a change-in-control event as of December 31, 2014, the change-in-control benefits for the Named Executive Officers taking account the information detailed in the footnote (1) would have been as follows:

Named Executive Officer	Multiple of base salary and target bonus	Hypothetical separation payment	Health insurance continuation period	Hypothetical cost of medical insurance reimbursement	Hypothetical value of accelerated vesting of equity awards (2)	Total cost of hypothetical separation event
Mr. Craddock	300%	$4,050,000	12 months	$12,685	$3,344,540	$7,407,225
Mr. Clayton	250%	$2,137,500	12 months	$20,800	$2,149,940	$4,308,240
Mr. Hagale	250%	$2,137,500	12 months	$0	$2,178,307	$4,315,807
Mr. Murphy	250%	$1,381,250	12 months	$20,800	$673,400	$2,075,450
Mr. McCormack	250%	$1,240,000	12 months	$18,375	$646,836	$1,905,211

(1)	A corporate change is defined in the Change-in-Control Plan as (i) the dissolution or liquidation of Rosetta; (ii) a reorganization, merger or consolidation of Rosetta with one or more corporations (other than a merger or consolidation effecting a reincorporation of Rosetta in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of Rosetta and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control.

A “Change in Control” shall be deemed to have occurred if (a) individuals who were directors of Rosetta immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Rosetta or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board or the appointment of any successors to any departing directors that is approved by at least a majority of the individuals who were directors of Rosetta immediately prior to such Control Transaction or (b) any entity, person or group acquires shares of Rosetta in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 50% or more of the outstanding shares of our common stock. As used herein, “Control Transaction” means (A) any tender offer for or acquisition of capital stock of Rosetta pursuant to which any person, entity, or group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of our common stock; (B) any Corporate Change Merger of Rosetta; (C) any contested election of directors of Rosetta; or (D) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of Directors of Rosetta.

In general, the definition of “cause” in the Change-in-Control Plan is (i) a breach of duty by the executive in the course of such executive’s employment involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to Rosetta or its affiliates, or moral turpitude constituting criminal felony; (ii) conduct by the executive that is materially detrimental to Rosetta, monetarily or otherwise, or reflects unfavorably on Rosetta or the executive to such an extent that Rosetta’s best interests reasonably require the termination of the executive’s employment; (iii) the executive’s failure to comply with or enforce Rosetta’s policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (iv) the executive’s repeated insubordination; (v) the executive’s failure to comply with or enforce, in any material respect, all other personnel policies of Rosetta or its affiliates; (vi) the executive’s failure to devote his or her full working time and best efforts to the performance of his or her responsibilities to Rosetta or its affiliates; (vii) the executive’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws; or (viii) the executive’s failure to cooperate with any investigation or inquiry authorized by the Board or conducted by a governmental authority related to the business or the executive’s conduct.

In general, the definition of “good reason” in the Change-in-Control Plan is any of the following actions if taken without the executive’s prior written consent (i) following the designation of an executive by the Compensation Committee, any reduction of the multiple or percentage applicable to the executive of base salary and target bonus payable to an executive in the event of a qualifying termination under the Change in Control Plan, or removal of the executive, (ii) a material diminution in the executive’s job responsibilities; (iii) a material diminution in the executive’s base compensation; or (iv) any permanent relocation of the executive’s place of business to a location 50 miles or more from the then-current location, provided such relocation is a material change in geographic location at which the executive must provide substantial services for purposes of Section 409A of the Code.

(2)	This column represents the equity value that would have been received by the executive officer as a result of a termination on December 31, 2014 following a change in control, and uses a fair market value of $21.990, which is the average of the high and low stock price at December 31, 2014, to determine the value of unvested shares of restricted stock and of PSUs on that date. The requirements for reporting the information in this table do not take into account expenses that have already been incurred to deliver the equity component of compensation to the executives.

Compensation Discussion and Analysis

Tax Considerations

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a limit of $1 million on the deductibility of compensation paid by a public company to any employee who, on the last day of the year, is the chief executive officer, or one of the three other most highly compensated officers (excluding the chief financial officer). Performance-based compensation, as defined in Section 162(m) of the Code, may be fully deductible if such compensation is approved by stockholders and meets other requirements.

To maintain flexibility in compensating the executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. We may make payments that are not fully deductible if we believe that such payments are necessary to achieve corporate objectives and to protect stockholder interests. In 2014, total compensation paid to certain of our Named Executive Officers exceeded the deductibility limit under Code Section 162(m), and the amount in excess of the limitation is therefore non-deductible.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation earned by the principal executive officer, principal financial officer and other Named Executive Officers for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation ($) (2)		All Other Compensation (4) ($)	Total ($)
James E. Craddock, Chairman, CEO and President (PEO)	2014	675,000	3,085,452	0	(3)	40,950	3,801,402
	2013	556,667	2,547,302	685,209		46,575	3,835,753
	2012	300,000	749,988	360,000		32,877	1,442,865
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	2014	450,000	1,928,419	364,500		37,400	2,780,319
	2013	390,000	2,248,555	435,209		29,465	3,103,229
	2012	300,000	826,854	360,000		22,270	1,509,124
John D. Clayton, Executive Vice President and Chief Operating Officer (Named Executive Officer)	2014	450,000	1,928,419	364,500		25,000	2,767,919
	2013	390,000	2,250,724	435,209		43,818	3,119,751
	2012	300,000	749,988	360,000		33,724	1,443,712

Nathan P. Murphy, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (Named Executive Officer) (5)	2014	325,000	675,022	204,750		28,800	1,233,572
	2013	128,190	960,784	112,192		35,942	1,237,108

Don O. McCormack, Senior Vice President, Treasurer and Chief Accounting Officer (Named Executive Officer)	2014	310,000	636,363	167,400		35,085	1,148,848
	2013	275,000	417,068	189,063		42,127	923,258

(1)	Represents the total amount of the grant date fair value for restricted shares and PSUs awarded in 2012, 2013 and 2014 in accordance with valuation methodology in FASB ASC Topic 718, accordingly determined by the average of the high and low stock price on the date of grant. The fair-market value used for 2014 awards was $47.145 on January 2, 2014. See the “Grants of Plan-Based Awards” table herein for information on awards of restricted stock and PSUs made in fiscal year 2014. These amounts do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers. The amounts reported in this column assume settlement at target levels; however, PSUs may be vested at up to 200% at the discretion of the Compensation Committee. In such event, the grant date fair value, assuming maximum PSU vesting, would be 150% of the amount shown in the table above. For additional information relating to our PSUs, please refer to the discussion above under the heading “Equity Grants.”

(2)	Amounts shown represent awards earned under our Incentive Bonus program. For 2014, our Compensation Committee determined to pay the awards entirely in restricted shares of our common stock, which vest in full one year from the date of grant, and were valued at $18.31 per share based on the average of the high and low stock price on February 25, 2015, the day of grant. The number of restricted shares awarded to each of our Named Executive Officers was as follows: Mr. Hagale 19,908 shares; Mr. Clayton 19,908 shares; Mr. Murphy 11,183 shares and Mr. McCormack 9,143 shares.

(3)	After consultation with Mr. Craddock and in recognition of a lower commodity price environment and industry performance, Mr. Craddock suggested that his bonus payout for 2014 should be zero, and the Compensation Committee, exercising its discretion under the Incentive Plan, approved a bonus payout of 0% for the CEO.

(4)	For 2014, the aggregate amount of “All Other Compensation” includes expenses for 401(k) matching contributions of $20,800, employee parking, physicals, and matching charitable contributions for each Named Executive Officer. For Mr. Craddock, the aggregate amount also includes reimbursement of monthly club dues. No single element of perquisites and personal benefits exceeds the greater of $25,000 or 10% of the total for that executive for fiscal year 2014, and as such the elements are not individually quantified.

(5)	Mr. Murphy joined the Company in July 2013, and thus received only a partial year’s salary and pro-rated bonus for 2013.

Executive Compensation

2014 Grants of Plan-Based Awards Table

The following table discloses the actual numbers of shares of restricted stock and PSUs granted during 2014 and the grant date fair value of these awards. It also captures potential future payouts under the Company’s non-equity and equity incentive plans.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards; Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock Awards (4) ($)
		Target ($)	Maximum ($)	Target (#)	Maximum (#)
James E. Craddock, Chairman, CEO and President (PEO)		675,000	1,350,000
	1/2/14			32,723	65,446		1,542,726
	1/2/14					32,723	1,542,726
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)		405,000	810,000
	1/2/14			20,452	40,904		964,210
	1/2/14					20,452	964,210
John D. Clayton, Executive Vice President & Chief Operating Officer (Named Executive Officer)		405,000	810,000
	1/2/14			20,452	40,904		964,210
	1/2/14					20,452	964,210
Nathan P. Murphy, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (Named Executive Officer)		227,500	455,000
	1/2/14			7,159	14,318		337,511
	1/2/14					7,159	337,511
Don O. McCormack, Senior Vice President, Treasurer and Chief Accounting Officer (Named Executive Officer)		186,000	372,000
	1/2/14			6,749	13,498	6,749	318,182
	1/2/14						318,182

(1)	The Non-Equity Incentive Plan has no threshold, but has a maximum payout of 200%. Target awards for 2014 performance are calculated using the annualized base salary as of December 31, 2014. For 2014, our Compensation Committee determined to pay the awards, for all executives other than Mr. Craddock, entirely in restricted shares of our common stock, which vest in full one year from the date of grant and were valued at $18.31 per share based on the average of the high and low stock price on the date of grant. The number of restricted shares awarded to each of our Named Executive Officers was as follows: Mr. Hagale 19,908 shares; Mr. Clayton 19,908 shares; Mr. Murphy 11,183 shares and Mr. McCormack 9,143 shares. After consultation with Mr. Craddock and in recognition of a lower commodity price environment and industry performance, Mr. Craddock suggested that his bonus payout for 2014 should be 0%, and the Compensation Committee, exercising its discretion under the Incentive Plan approved a bonus payout of 0% for the CEO.

(2)	Represents PSUs for Named Executive Officers. PSUs granted in 2014 to Messrs. Craddock, Hagale, Clayton, Murphy and McCormack will be considered by the Compensation Committee for vesting as of December 31, 2016, and the Compensation Committee may elect to vest from 0-200% of the PSUs granted.

(3)	Represents restricted common stock. For all grants, restrictions will lapse as to 25% of these shares on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, and the remaining 50% on the third anniversary of the date of grant, assuming that the Named Executive Officer remains employed by Rosetta or an affiliate on those dates.

(4)	Represents the dollar amount of the grant date fair value for restricted stock and PSUs, recognized in accordance with FASB ASC Topic 718. Accordingly, the value of restricted stock awards and PSUs granted in 2014 was calculated using the fair-market value of our common stock based on the average of the high and low stock prices on the date of grant. The fair-market value used was $47.145 on January 2, 2014. For a discussion of valuation assumptions, see Note 12 to the Company’s 2014 Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2014. The value shown assumes vesting of the PSUs at target.

Executive Compensation

2014 Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2014 for the PEO, PFO and other Named Executive Officers. The table also shows unvested and unearned stock awards (both time-based and performance-contingent awards).

Name	Option Awards (1)					Stock Awards
	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexer- cised Options- Unexer- cisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
James E. Craddock, Chairman, CEO and President (PEO)						57,100	1,255,629	68,020	1,495,760
	34,664	0	0	7.355	1/2/19
	18,000	0	0	21.390	5/1/18
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	0	0	0	-	-	55,725	1,225,393	43,334	952,915
John D. Clayton, Executive Vice President & Chief Operating Officer (Named Executive Officer)	0	0	0	-	-	55,295	1,215,937	42,474	934,003
Nathan P. Murphy, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (Named Executive Officer)

	0	0	0	-	-	14,884	327,299	15,739	346,101

Don O. McCormack, Senior Vice President, Treasurer and Chief Accounting Officer (Named Executive Officer)

	0	0	0	-	-	14,142	310,983	15,273	335,853

(1)	No options have been transferred, repriced, or purchased by the Company.

(2)	Reflects shares of restricted common stock that had not vested as of December 31, 2014. For Mr. Craddock, 14,907 shares vested on January 2, 2015, 4,196 vested on January 3, 2015, 21,635 shares will vest on January 2, 2016 and 16,362 shares will vest on January 2, 2017. For Mr. Hagale, 8,521 shares vested on January 2, 2015, 4,626 shares vested on January 3, 2015, 11,929 shares will vest on January 2, 2016, 20,423 shares will vest on March 1, 2016 and 10,226 will vest on January 2, 2017. For Mr. Clayton, 8,521 shares vested on January 2, 2015, 4,196 shares vested on January 3, 2015, 11,929 shares will vest on January 2, 2016, 20,423 shares will vest on March 1, 2016 and 10,226 will vest on January 2, 2017. For Mr. Murphy, 1,789 vested on January 2, 2015, 2,575 shares will vest on August 1, 2015, 1,790 shares will vest on January 2, 2016, 5,150 shares will vest on August 1, 2016, and 3,580 will vest on January 2, 2017. For Mr. McCormack, 2,818 shares vested on January 2, 2015, 4,000 shares will vest on September 4, 2015, 3,949 shares will vest on January 2, 2016 and 3,375 will vest on January 2, 2017.

(3)	Market value of restricted stock and PSUs reflects a per share price of $21.990 which was the fair market value of our shares on December 31, 2014, calculated by taking the average of the high and low trades on December 31, 2014. The value of the PSUs assumes vesting at target, although the Compensation Committee may vest from 0-200% at the end of each performance period.

(4)	Reflects target amounts of PSUs that have not yet vested, including grants from 2012 that had not been considered for vesting by the Compensation Committee as of December 31, 2014. The Compensation Committee made the determination that the PSUs that were set to vest on December 31, 2014 were to be paid out at $0. For Mr. Craddock, 8,391 PSUs were eligible to vest on December 31, 2014 and were paid at $0, 26,906 PSUs will be eligible to vest on December 31, 2015 and 32,723 PSUs will be eligible to vest on December 31, 2016. For Mr. Hagale, 9,251 PSUs vested on December 31, 2014 and were paid at $0, 13,631 PSUs will be eligible to vest on December 31, 2015 and 20,452 PSUs will be eligible to vest on December 31, 2016. For Mr. Clayton, 8,391 PSUs vested on December 31, 2014 and were paid at $0, 13,631 PSUs will be eligible to vest on December 31, 2015 and 20,452 will be eligible to vest on December 31, 2016. For Mr. McCormack, 4,000 PSUs vested on December 31, 2014 and were paid at $0, 4,524 PSUs will be eligible to vest on December 31, 2015 and 6,749 PSUs will be eligible to vest on December 31, 2016. For Mr. Murphy, 3,430 PSUs vested on December 31, 2014 and were paid at $0, 5,150 PSUs will be eligible to vest on December 31, 2015 and 7,159 PSUs will be eligible to vest on December 31, 2016.

Executive Compensation

Option Exercises and Stock Vested Table

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2014 for the PEO, PFO and other Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
James E. Craddock, Chairman, CEO and President (PEO)	0	0	29,986	1,337,257
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	0	0	24,139	1,006,558
John D. Clayton, Executive Vice President and Chief Operating Officer (Named Executive Officer)	0	0	26,668	1,180,830
Nathan P. Murphy, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (Named Executive Officer)	0	0	5,155	238,657
Don O. McCormack, Senior Vice President, Treasurer and Chief Accounting Officer (Named Executive Officer)	0	0	7,106	317,369

(1)	Reflects the gross number of shares of restricted stock and PSUs vested in 2014, including any shares which may have been traded to satisfy tax withholding requirements.

(2)	Reflects value of all shares acquired at fair market value on the vesting date, including any that may have been traded to satisfy tax withholding requirements.

Potential Payments Upon Termination or Change in Control

For a discussion and identification of amounts payable to our PEO, PFO and other Named Executive Officers upon termination of employment (either following or not following a change in control), assuming a termination date of December 31, 2014, please see the discussion of severance and change-in-control benefits above under “Severance Benefits” and “Change-in-Control Benefits.”

Proposal 2 – Advisory (Non-Binding) Vote Approving Executive Compensation

The Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing the Company’s stockholders with an opportunity to provide an advisory vote related to executive compensation.

As part of its responsibilities, the Compensation Committee assists the Board in establishing the compensation of the Company’s CEO and other executive officers. Additional information regarding the Compensation Committee and its role is described in the “Compensation Discussion and Analysis” section of this Proxy Statement and the related tables and narrative disclosure. Consistent with our compensation philosophy, our executive compensation program has been designed to attract and retain key executive officers critical to long-term success and to compensate those individuals fairly and competitively for responsibility and accomplishment. Additionally, the compensation program is designed to align management’s incentives with the long-term interests of the Company’s stockholders.

To that end, we compensate our executive officers using a mix of base salary, annual performance bonus and equity grants, with equity grants representing a majority of the aggregate compensation for our Named Executive Officers. Specifically, of the total compensation actually paid or granted to our Named Executive Officers in 2014, approximately 72% was in equity, approximately 19% was in base salary, and approximately 9% was in bonus (paid in 2015 for 2014 performance). We firmly believe that these compensation programs have aligned the total reward potential of the executives with the interests of the stockholders.

The Compensation Committee continually reviews best practices in executive compensation and governance. In observance of such best practices, the Company:

•	has no employment agreements with executive officers;
•

does not provide perquisites to the CEO and other Named Executive Officers (other than the payment of monthly luncheon club membership dues for the CEO and annual physical examinations for executive officers);

•	does not provide for any tax gross-ups for executive officers including in the event of a change in control;

•	has established change-in-control agreements that contain a “double-trigger” provision;

•	has an incentive plan that discourages undue risk and aligns executive rewards with short-, medium-, and long-term Company performance; and

•	requires executives to have a meaningful ownership interest in the Company through the Officers Stock Ownership Guidelines.

For the reasons discussed above, we are asking stockholders to approve the following advisory resolution at the 2015 Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board unanimously recommends that you vote FOR the approval of the advisory resolution on executive compensation.

Information Concerning the Board of Directors

Compensation of Directors

Annually, the Compensation Committee engages an independent consultant to conduct a study of compensation for non-employee directors to ensure that our directors are being paid fairly and equitably, and that their mix of cash and equity compensation is appropriate to ensure alignment of incentives with those of our stockholders. The Compensation Committee selected PM&P to conduct this study in 2013, and again in August 2014 and to recommend any changes necessary to achieve these goals. The PM&P study in 2013 determined that our director compensation was below the median within our Peer Group (see “Compensation Discussion and Analysis” section of this Proxy Statement for a list of those peer companies). As such, the Compensation Committee recommended changes to the compensation structure for non-employee directors for implementation in 2014.

We pay each of the non-employee directors an annual cash retainer which is currently set at $75,000. In addition, the lead independent director is currently paid an annual retainer of $20,000, the Chairperson of the Audit Committee is currently paid an annual retainer of $20,000, the Chairperson of the Compensation Committee is currently paid an annual retainer of $15,000, and the Chairperson of the Nominating and Corporate Governance Committee is currently paid an annual retainer of $10,000. Effective with elections at the 2015 Annual Meeting of Shareholders, all annual retainers will remain the same as in 2014. We reimburse all directors for reasonable expenses incurred while attending Board and committee meetings. Directors are entitled to an annual physical examination at the Company’s expense.

Upon each initial election to the Board that does not occur at the Annual Meeting, each director receives a cash retainer, the amount of which will be determined by multiplying $75,000 by a fraction, the numerator of which will be the number of days from the grant date until the one-year anniversary of the previous Annual Meeting, and the denominator of which will be 365.

Any non-employee director may elect to receive a grant of shares of the Company’s common stock in lieu of all or any portion of the annual retainer fees. The number of shares is determined by dividing the fee amount by the fair market value (the average of the high and low trading price) of the common stock on the day of the Annual Meeting.

Each director who was reelected to the Board at the 2014 Annual Meeting received a grant of restricted stock, the number of shares of which were determined by dividing $150,000 by the average of the fair market value of a share of Rosetta common stock for the 30 trading days immediately preceding the Annual Meeting, then rounded up to the next whole share. The shares granted upon reelection vest one year from date of grant.

Upon each initial election to the Board that does not occur at the Annual Meeting, each director receives a grant of restricted stock, the number of shares of which will be determined by (a) dividing $150,000 by the average of the fair market value of a share of Rosetta common stock for the 30 trading days immediately preceding the grant date, (b) then multiplying that product by a fraction, the numerator of which will be the number of days from the grant date until the one-year anniversary of the previous Annual Meeting, and the denominator of which will be 365, and (c) then rounding up to the next whole share. The shares granted upon initial election will vest on the same date as shares granted to directors who were re-elected at the previous Annual Meeting.

We have implemented requirements that each non-employee director hold a specific minimum level of stock, and these requirements are set forth in the Non-Employee Director Stock Ownership Guidelines, available in the “Governance” section of our website at www.rosettaresources.com. The guidelines require each non-employee director to own shares of equivalent value equal to at least four times the annual cash retainer received for service as a director. Stock that counts towards satisfaction of this requirement includes stock owned, whether directly or in street name; stock held beneficially; unvested restricted stock; and vested stock options. Directors have five years from the later of the date of their appointment to the Board or the effective date of the guidelines to meet the requirement. For purposes of this requirement, the value of the stock will be deemed to be the greater of the price at acquisition or at current market value. All of our directors are in compliance with the ownership guidelines.

Mr. Craddock does not receive separate compensation for service on the Board of Directors or for serving as its Chairman, nor will any other officers, if any, who serve as directors in the future, receive separate compensation. See “2014 Director Compensation Table” for more information on director compensation paid for fiscal year 2014.

Information Concerning the Board of Directors

2014 Director Compensation Tables

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s independent non-employee directors during the fiscal year ended December 31, 2014. For a description of the fees and other awards payable to the Company’s directors, please refer to the section titled “Information Concerning the Board of Directors – Compensation of Directors” contained elsewhere in this Proxy Statement.

Director Name	Fees Earned or Paid in Cash in 2014 ($)		Stock Awards in 2014 (2) ($)	All Other Compensation (3) ($)	Total ($)
Matthew D. Fitzgerald	95,000		150,021	0	245,021
Philip L. Frederickson	105,000		150,021	1,800	256,821
Carin S. Knickel	90,000	(1)	150,021	0	240,021
Holli C. Ladhani	75,000		150,021	1,800	226,821
Donald D. Patteson, Jr.	75,000		150,021	0	225,021
Jerry R. Schuyler	75,000	(1)	150,021	1,800	226,821

(1)	Ms. Knickel and Mr. Schuyler elected to receive a portion of their annual retainers for board service in stock in lieu of cash and received 2,011 and 1,676 shares, respectively.

(2)	Represents the total amount of the grant date fair value for shares awarded in 2014, in accordance with FASB ASC Topic 718. Grant date fair market value of $47.52 was calculated by taking the average of 30 day high and low stock price. Actual income realized by the director will depend on our stock price at the time of vesting.

(3)	“All Other Compensation” represents the cost for a physical examination.

The following table shows the outstanding options and unvested stock awards held by each of the Company’s non-employee directors as of December 31, 2014.

Director Name	Aggregate Stock Awards Outstanding as of December 31, 2014 (1) (#)	Aggregate Option Awards Outstanding as of December 31, 2014 (2) (#)
Matthew D. Fitzgerald	3,157	5,000
Philip L. Frederickson	3,157	5,000
Carin S. Knickel	3,157	0
Holli C. Ladhani	3,157	0
Donald D. Patteson, Jr.	3,157	10,000
Jerry R. Schuyler	3,157	0

(1)	Represents the shares of stock on which restrictions had not lapsed as of December 31, 2014.

(2)	Represents stock options that had not been exercised as of December 31, 2014.

Compensation Committee Interlocks and Insider Participation

At December 31, 2014, the members of the Compensation Committee were Messrs. Patteson and Schuyler and Ms. Knickel, with Ms. Knickel serving as the Chairperson of the Compensation Committee. No member of the Compensation Committee has been an officer or employee of the Company at any time, and no such person had any relationship requiring disclosure under Item 404 of Regulation S-K.

During 2014, no executive officer or employee of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors; or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of our Company.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2014, the following equity securities were authorized for issuance under the Company’s existing compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1) (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) (b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (#)
Equity Compensation Plans Approved by Security Holders	565,276	13.61	2,709,936
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	565,276	13.61	2,709,936

(1)	Includes all stock options granted as of December 31, 2014, less all that have been exercised or cancelled as of December 31, 2014. All outstanding options are fully vested. Also includes outstanding PSUs that had not yet been considered for vesting as of December 31, 2014, assuming vesting at the maximum of 200%.

(2)	Does not include PSUs, which have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Our employees generally prepare these reports for our officers and directors on the basis of information obtained from or on behalf of each director and officer. Based solely on a review of copies of the reports and written representations provided to the Company from the individuals required to file reports, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by our directors, executive officers and persons owning more than 10% of our common stock during the last fiscal year were filed on time.

Certain Transactions

We have entered into indemnification agreements with the members of the Board and our executive officers.

We have a related party transactions procedure for the review, approval or ratification of related party transactions, which are defined as all current or proposed transactions in excess of $120,000 in which (i) the Company is a participant and (ii) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest. While this procedure is not formally stated, it is derived from our Governance Guidelines.

Pursuant to such procedures, all executive officers and directors are required to notify the General Counsel or the

Corporate Secretary as soon as practicable of any proposed related party transaction. The General Counsel will determine whether a potential transaction or relationship constitutes a related party transaction that requires compliance with the policy and/or disclosure as a related party transaction under applicable SEC rules. If the General Counsel determines that the transaction or relationship constitutes a related party transaction, the transaction is referred to the Nominating and Corporate Governance Committee. Any member of the Nominating and Corporate Governance Committee who has an interest in the transaction presented for consideration will abstain from voting on the related party transaction.

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

The Board of Directors recommends that you approve the Rosetta 2015 Long-Term Incentive Plan (the “2015 Plan”). Based upon the recommendation of the Compensation Committee, in March 2015 the Board of Directors unanimously approved the 2015 Plan (the “Board Approval Date”). If approved by our stockholders, the 2015 Plan will become effective on May 15, 2015, the date of our Annual Meeting (the “Effective Date”), and will replace our current 2013 Long-Term Incentive Plan (the “2013 Plan”), and no further awards will be granted under the 2013 Plan. The 2013 Plan replaced our 2005 Long-Term Incentive Plan (the “2005 Plan”), under which no awards have been granted since the 2013 Plan was approved, but because of our long-term vesting, some awards under the 2005 Plan remain outstanding. In this Proposal, we refer to the 2005 Plan and the 2013 Plan collectively as “Prior Plans.” The 2015 Plan is summarized below. This summary is qualified in its entirety by the complete text of the 2015 Plan, which is attached to this proxy statement as Appendix A.

The 2015 Plan authorizes us to issue up to 5,000,000 shares of our common stock, less any shares subject to awards granted under Prior Plans after the Board Approval Date and prior to the Effective Date. This represents an increase of 4,547,624 shares over the shares available remaining under the 2013 Plan as of the Board Approval Date. Outstanding awards under the Prior Plans will continue be governed by the terms of the Prior Plans until vested, exercised, expired or otherwise terminated or canceled. If the 2015 Plan is not approved by stockholders, the 2013 Plan will continue in effect and we will continue to make grants under the 2013 Plan until all shares available thereunder have been issued.

In addition, although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect that we may pay compensation to our executives that is not fully tax-deductible, the 2015 Plan is also intended to allow us to provide performance-based compensation that will be tax-deductible by us without regard to the limits of Section 162(m) of Code. Therefore, for purposes of Section 162(m) of the Code, we are asking our stockholders to approve the list of performance criteria that may be used for purposes of granting awards that are intended to qualify as performance-based compensation under the Code, in the event we choose to seek to structure compensation in a manner that will satisfy the performance-based compensation exception to Section 162(m). Should we choose to do so, stockholder approval of such criteria would preserve our ability to satisfy this exception and deduct compensation associated with future performance-based awards to certain executives. The Code limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to its CEO and its three other most highly compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights generally qualify as performance-based compensation. Other awards that we may grant under the 2015 Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Compensation Committee. The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the stockholders must approve the material terms of the performance goals every five years.

Why should our stockholders approve the 2015 Plan?

Equity award grants are an essential component of our compensation program for our key employees, since they link compensation with long-term stockholder value creation and reward these employees based on our performance. For most of our key employees, equity compensation represents a significant portion of their compensation package. Since our equity awards generally vest over three years, the value ultimately realized from these awards depends on the long-term value of our common stock. We strongly believe that granting equity awards motivates our key employees to think and act like owners, rewarding them when value is created for our stockholders. Equity compensation also helps us attract and retain high-quality individuals who are motivated by pay for performance and enables us to remain competitive for human resources talent. Approval of the 2015 Plan is critical to our ability to continue our compensation programs that are aligned with stockholders interests.

Benefits of the 2015 Plan

A large part of our success depends on the performance and commitment of our key personnel. Stock-based long-term incentives assist us in attracting, retaining, motivating and rewarding talented employees and directors. Providing equity grants creates long-term participation in the Company and aligns the interests of our employees, directors and other service providers with the interests of our stockholders. The use of equity awards as compensation also allows the company to conserve cash resources for other important purposes.

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

The 2015 Plan provides the Compensation Committee with the flexibility to effectively use the shares under the plan to provide incentives to our personnel. The 2015 Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect our stockholders’ interests, which include:

•

Without stockholder approval, the 2015 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2015 Plan (other than adjustments in connection with certain corporate reorganizations and other events) or to change the designation or class of persons eligible to receive awards under the 2015 Plan.

•	The 2015 Plan requires a “double trigger” of both a change in control and a qualifying termination of employment in order to accelerate vesting.

•

Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award. In addition, option awards that are under water may not be cancelled in exchange for cash or other property.

•	Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

•

Retention requirements stipulate that certain participants in the 2015 Plan must hold 50% of net settled shares received from the vesting, delivery or exercise of awards granted under the 2015 Plan until the applicable stock ownership thresholds have been achieved.

Background for the Determination of the Share Reserve under the 2015 Plan

In its determination to recommend that the Board approve the 2015 Plan, the Compensation Committee reviewed an analysis prepared by Pearl Meyer, its independent compensation consultant that was engaged for this purpose because the proposed 2015 Plan will provide a substantial portion of compensation to the Company’s executives. This analysis included certain burn rate, dilution and overhang metrics, peer group market practices and trends, and the costs of the 2015 Plan, including the estimated stockholder value transfer cost. Specifically, the Compensation Committee considered that:

•

In 2014, 2013 and 2012, we granted equity awards representing a total of approximately 516,186, 666,376 and 337,387 shares, respectively, with performance shares measured at target level. This level of equity awards represents a three-year average burn rate of 0.94% of common shares outstanding. Based on the Pearl Meyer analysis, this three-year average burn rate was below the 25th percentile of the companies in our selected Peer Group for 2014. Our selected Peer Group for 2014 is described in more detail above under the heading “Compensation Discussion and Analysis – Use of Competitive Market Data.” However, our decision in early 2015 to pay 2014 annual bonuses for executive officers and non-officers in the form stock grants in order to further align executive and employee compensation with stock price returns has resulted in the depletion of the share reserve under the 2013 Plan earlier than was initially anticipated at the time the Compensation Committee determined the initial share reserve for the 2013 Plan. As of December 31,

2014 and the Board Approval Date, there were 2,709,936 and 452,376 shares, respectively, remaining available for grants under the 2013 Plan, which amount assumes that all currently outstanding PSUs are vested and paid out at maximum levels.

•

If we do not increase the shares available for issuance under our equity plans, then based on our current expectation of equity plan grants, we would expect to exhaust the share limit under our 2013 Plan by 2016 (and the current 2013 Plan reserve may not be sufficient for the making of our regular annual grants for the 2016 award cycle), although it is possible the 2013 Plan share reserve could last longer if currently outstanding PSUs are vested and paid out at less than maximum levels. If we were to run out of shares under the 2013 Plan, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•

Based on our current expectations, we estimate that the shares reserved for issuance under the 2015 Plan would be sufficient for approximately two to three years of awards, assuming we continue to grant awards consistent with our current practices and that performance awards are earned at maximum levels. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the 2015 Plan in 2018 or 2019 (primarily dependent on the future price of Rosetta’s shares, award levels/amounts, ultimate vesting levels for performance-based awards and hiring activity during the next few years), noting again that the share

Proposal 3 – Approval of 2015 Long-Term Incentive Plan
reserve under the 2015 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty at this time.

•

The total aggregate equity value of the additional authorized shares being requested under the 2015 Plan (above the shares remaining available for issuance under the 2013 Plan), based on the closing price of $18.48 for one share of our common stock on March 5, 2015 is $43.49 million (recognizing that each full-value share under the 2015 Plan, which includes any shares subject to awards under the 2015 Plan that are not options or stock appreciation rights (or other awards that are subject to an exercise price, strike price or similar concept), will actually reduce the available pool by 1.79 shares). Based upon its analysis, Pearl Meyer concluded that the potential stockholder value transfer applicable to the new 2015 Plan was roughly 3.44% of our market capitalization.

•

In 2014, 2013 and 2012, our end of year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our 2013 Plan by (ii) the number of Rosetta shares outstanding at the end of the fiscal year, was 6.13%, 7.04% and 4.45%, respectively. If approved, the issuance of the additional shares to be reserved under the 2015 Plan (net of the 452,376 shares remaining available under our current plan) would dilute the holdings of stockholders by an additional 3.34% on a fully diluted basis, based on the number of shares of our common stock outstanding as of March 5, 2015. If the 2015 Plan is approved, we expect our overhang at the end of 2015 will be approximately 9.71% (including the shares that will be reserved for issuance under the 2015 Plan). Based on the Pearl Meyer analysis, this overhang level is approximately at the 56th percentile of the companies in our selected Peer Group for 2014 and we expect our overhang level will decrease in subsequent years as we issue shares from the 2015 Plan and as our currently outstanding awards vest.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the 2015 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Summary of Terms of the 2015 Plan

The following description of the 2015 Plan is a summary, does not purport to be a complete description of the 2015 Plan and is qualified in its entirety by the full text of the 2015 Plan. A copy of the 2015 Plan is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

Purposes. The 2015 Plan allows for the grant of stock options, stock awards, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards to employees, non-employee directors and other service providers of Rosetta and its affiliates who are in a position to make a significant contribution to the success of Rosetta and its affiliates. The purposes of the 2015 Plan are to attract and retain employees and non-employee directors and further align employee and stockholder interests and closely link compensation with Company performance. The 2015 Plan will provide an essential component of the Company’s total compensation package, reflecting the importance that we place on aligning the interests of employees and directors with those of our stockholders.

Administration. The 2015 Plan provides for administration by the Compensation Committee or another committee of our Board of Directors (the “Committee”). However, each member of the Committee must (1) meet independence requirements of the exchange on which our common stock is listed (if any), (2) qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (3) qualify as an “outside director” under Section 162(m) of the Code. With respect to awards granted to non-employee directors, the Committee is the Board of Directors. Among the powers granted to the Committee are (1) the authority to operate, interpret and administer the 2015 Plan, (2) determine eligibility for and the amount and nature of awards, (3) establish rules and regulations for the 2015 Plan’s operation, (4) accelerate the exercise, vesting or payment of an award if the acceleration is in our best interest, (5) require participants to hold a stated number or percentage of shares acquired pursuant to an award for a stated period of time and (6) establish other terms and conditions of awards made under the 2015 Plan. The Committee has the right to delegate to one or more officers of the Company any right granted to the Committee under the 2015 Plan, except for grants to persons (i) subject to Section 16 of the Exchange Act or (ii) who are reasonably expected to be “covered employees” for purposes of Section 162(m).

Eligibility. Employees, non-employee directors and other service providers of Rosetta and our affiliates who, in the

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

opinion of the Committee, are in a position to make a significant contribution to the success of Rosetta and our affiliates are eligible to participate in the 2015 Plan. The

Committee determines the type and size of award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the 2015 Plan’s terms.

Based on historic compensation practices, approximately 290 individuals are eligible to receive awards; however, this number is subject to change as the number of individuals in our businesses is adjusted to meet our operational requirements. The benefits or amounts that may be received or allocated to participants under the 2015 Plan will be determined at the discretion of the Compensation Committee or the Board and is not currently determinable. The following table sets forth, with respect to the individuals and groups identified therein, the benefits and amounts that were allocated to such individuals and groups for fiscal year 2014 under our Prior Plans.

Name	Number of Shares Subject to Stock Awards Granted in 2014 (1) (#)	Grant Date Fair Value of Stock Awards Granted in 2014 (2) ($)
James E. Craddock, Chairman, CEO and President (PEO)	65,446	3,085,452
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	40,904	1,928,420
John D. Clayton, Executive Vice President & Chief Operating Officer (Named Executive Officer)	40,904	1,928,420
Nathan P. Murphy, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (Named Executive Officer)	14,318	675,022
Don O. McCormack, Senior Vice President, Treasurer & Chief Accounting Officer (Named Executive Officer)	13,498	636,364
All Directors who are not employees (6 persons)	18,942	900,126
All current executive officers as a group (6 persons)	188,568	8,890,038
All employees who are not executive officers (279 persons)	253,649	11,958,282

(1)	Amount shown assumes settlement of performance based awards at target levels.

(2)	Represents the dollar amount of the grant date fair value for restricted stock and PSUs, based on the fair market value of our common stock on the date of grant, assuming settlement of PSUs at target levels.

Available Shares. The maximum number of shares available for grant under the 2015 Plan is 5,000,000 shares of common stock (which represents the sum of 452,376 shares of common stock remaining available for issuance under the Prior Plans as of the Board Approval Date plus 4,547,624 additional shares of common stock), minus any shares of common stock subject to awards granted under the Prior Plans after the Board Approval Date and prior to the Effective Date. Shares of common stock covered by an Award under the Prior Plans which are forfeited, cancelled, or expire or are exchanged for or settled in cash without the delivery of shares of common stock after the Board Approval Date shall be added to the shares of common stock authorized for issuance under the 2015 Plan. Any shares granted as Options or SARs shall be counted for purposes of this share limit as one share for each share granted. Any shares granted under Awards other than Options or SARs (or other awards that are subject to an exercise price, strike price or similar concept) shall be counted against this limit as 1.79 shares for each share granted. Any shares subject to awards under the Prior Plans other than options or SARs (or other awards that are subject to an exercise price, strike price or similar concept) that are forfeited, cancelled or expire or exchanged for or settled in cash without the delivery of shares of common stock after the Board Approval Date shall be added to the shares of common stock authorized for issuance under the 2015 Plan as 1.79 shares for each share that is forfeited, cancelled or expires or exchanged for or settled in cash. As of March 24, 2015, there were 2,144,948 shares subject to outstanding awards previously granted under the Prior Plans (assuming settlement of performance-based awards at maximum levels), of which 2,047,442 shares were subject to awards other than Options or SARs. Therefore, the maximum number of shares that could be issued pursuant to the 2015 Plan (assuming all of the outstanding awards under the Prior Plans are forfeited, cancelled or expire or exchanged for or settled in cash without the delivery of shares of common stock after the Board Approval Date and are therefore added to the shares of common stock authorized for issuance under the 2015 Plan in the manner described above) is 7,144,948.

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

The number of shares available for award under the 2015 Plan is subject to adjustment for certain corporate changes in accordance with the provisions of the 2015 Plan. Shares of common stock issued pursuant to the 2015 Plan may be shares of original issuance, treasury shares or a combination thereof. Shares tendered or withheld in payment of an Option exercise price shall not be returned to the 2015 Plan and shall not become available for future issuance under the 2015 Plan; shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the 2015 Plan and shall not become available for future issuance under the 2015 Plan; shares repurchased by the Company with stock option proceeds shall not be returned to the 2015 Plan and shall not become available for future issuance under the 2015 Plan; and shares subject to a SAR that are not issued in connection with the stock settlement of a SAR on exercise thereof shall not be returned to the 2015 Plan and shall not become available for future issuance under the 2015 Plan.

Individual Award Limits. The maximum number of shares that may be subject to awards granted under the 2015 Plan that are denominated in shares during any fiscal year to any one participant is 1,000,000 shares. The maximum aggregate amount of cash that may be paid to any one person during any fiscal year with respect to one or more awards payable in cash and not denominated in shares is $5,000,000.

Non-Employee Director Award Limit. No person who is a non-employee member of the Board may be granted awards under the 2015 Plan for services in such capacity for any one year that have an aggregate grant date fair value (determined in accordance with applicable accounting standards) of more than $500,000.

No Repricing or Reload Rights. Except adjustment for certain corporate changes in accordance with the provisions of the 2015 Plan, no award may be repriced, replaced, or regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such award. Further, no option award that is underwater may be cancelled (i) for the purpose of granting a replacement award of a different type or (ii) in exchange for cash or other property.

Types of Awards

Stock Options. The 2015 Plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and non-qualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to employees of Rosetta and its affiliates. All options will be subject to terms, conditions, restrictions and limitations established by the Committee, as long as they are consistent with the terms of the 2015 Plan.

The Compensation Committee will determine when an option will vest and become exercisable. No option will be exercisable more than ten years after the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder, five years after the date of grant). Unless otherwise provided in the option award agreement, options terminate within a certain period of time following a participant’s termination of employment or service for any reason other than cause (12 months) or for cause (30 days).

Generally, the exercise price of a stock option granted under the 2015 Plan may not be less than the fair market value of the common stock on the date of grant. However, the exercise price may be less if the option is granted in connection with a transaction and complies with special rules under Section 409A of the Code. Incentive stock options must be granted at 100% of fair market value (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).

The exercise price of a stock option may be paid (i) in cash, (ii) at the discretion of the Compensation Committee, with previously acquired non-forfeitable, unrestricted shares of common stock that have been held for at least six months and that have an aggregate fair market value at the time of exercise equal to the total exercise price, or (iii) a combination of those shares and cash. In addition, at the discretion of the Compensation Committee, the exercise price may be paid by delivery to us or our designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of common stock with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to Rosetta to pay the exercise price and any required withholding taxes.

Stock Appreciation Rights (“SARs”). A stock appreciation right entitles the participant to receive an amount in cash and/or shares of common stock, as determined by the Compensation Committee, equal to the amount by which our common stock appreciates in value after the date of the award. The Compensation Committee will determine when the SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the common stock on the date of grant. However, the exercise price may be less if the stock is granted in connection with a transaction and complies with special rules under Section 409A of the

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

Code. No SAR will be exercisable later than ten years after the date of the grant. The Compensation Committee will set other terms, conditions, restrictions and limitations on SARs, including rules as to exercisability after termination of employment or service.

Stock Awards. Stock awards are shares of common stock awarded to participants that are subject to no restrictions. Stock awards may be issued for cash consideration or for no cash consideration.

Restricted Stock and Restricted Stock Units (“RSUs”). Restricted stock is common stock that must be returned to us if certain conditions are not satisfied. The Compensation Committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock, including vesting upon achievement of performance goals pursuant to a performance award and restrictions under applicable securities laws. The Compensation Committee also may require the participant to pay for restricted stock. Subject to the terms and conditions of the award agreement related to restricted stock, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock and enjoy all other stockholder rights related to the shares of common stock. Upon expiration of the restriction period, the participant is entitled to receive shares of common stock not subject to restriction.

Restricted stock units are fictional shares of common stock. The Compensation Committee will determine the restriction period and may impose other terms, conditions and restrictions on RSUs. Upon the lapse of restrictions, the participant is entitled to receive one share of common stock or an amount of cash equal to the fair market value of one share of common stock as provided in the award agreement. An award of RSUs may include the grant of a tandem cash dividend right or dividend unit right. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made with respect to a share of common stock during the period the RSU is outstanding. A dividend unit right is a contingent right to have additional RSUs credited to the participant equal to the number of shares of common stock (at fair market value) that may be purchased with the cash dividends. Restricted stock unit awards are considered non-qualified deferred compensation subject to Section 409A of the Code and will be designed to comply with that section.

Performance Awards. A performance award is an award payable in cash (including an annual bonus award) or common stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. For each performance award, the Compensation Committee will determine (i) the amount a participant may earn in the form of cash or shares of common stock or a formula for determining the amount payable to the participant, (ii) the performance criteria and level of achievement versus such performance criteria that will determine the amount payable or number of shares of common stock to be granted, issued, retained and/or vested, (iii) the performance period over which performance is to be measured, which may not be shorter than one year, (iv) the timing of any payments to be made, (v) restrictions on the transferability of the award and (vi) other terms and conditions that are not inconsistent with the 2015 Plan.

The Compensation Committee will determine whether specific performance awards are intended to constitute “qualified performance-based compensation,” or “QPBC,” within the meaning of Section 162(m) and even if stockholders approve the performance criteria set forth in the 2015 Plan for purposes of the QPBC exception, the Compensation Committee may determine to pay compensation that is not QPBC under Section 162(m) and that is not deductible by reason thereof. To qualify as QPBC, the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m). Section 162(m) imposes a $1 million cap on the compensation deduction that the Company may take in respect of compensation paid to our Chief Executive Officer and our next three most highly compensated employees (other than our Chief Financial Officer). However, compensation that qualifies as QPBC is excluded from the calculation of the $1 million cap, and thus remains deductible. In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our Compensation Committee and linked to stockholder-approved performance criteria. To allow Rosetta to qualify awards as QPBC, we are seeking stockholder approval of the 2015 Plan and the material terms of the performance goals applicable to performance shares under the 2015 Plan.

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

The performance measure(s) to be used for purposes of performance awards may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of Rosetta in which the participant is employed, and may consist of one or more of any combination of the following criteria:

•      Earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis)

•       Return on equity

•      Return on assets or net assets

•      One or more operating ratios

•      Revenues

•      Stock price

•      Income or operating income

•      Total stockholder return

•      Individual business objectives

•      Net asset value per share

•      Added reserves

•      Growth in reserves per share

•      Environmental, health and safety performance

•      Effectiveness of hedging program

•      Accomplishment of mergers, acquisitions, dispositions, joint ventures, public or private offerings or other financial transactions or similar extraordinary business transactions

•      Expenses or expense levels

•      Market share

•      Return on capital or invested capital or other related financial measures

•       Capital expenditures

•      Cash flow (whether as an absolute number or a percentage change)

•      Net borrowing, debt leverage levels, credit quality or debt ratings

•      Economic value added

•      Growth in production

•      Profit margin

•      Operating profit

•      Inventory growth

•      Improvements in internal controls and policies and procedures

•      Retention and recruitment of employees

Other Incentive Awards. The Compensation Committee may grant other incentive awards under the 2015 Plan based upon, payable in or otherwise related to, shares of common stock if the Compensation Committee determines that the other incentive awards are consistent with the purposes of the 2015 Plan. Other incentive awards will be subject to any terms, conditions, restrictions or limitations established by the Compensation Committee. Payment of other incentive awards will be made at the times and in the forms, which may be cash, shares of common stock or other property, established by the Compensation Committee.

New Plan Benefits. The number of awards that will be received by or allocated to our executive officers, non-employee directors, employees and other service providers under the 2015 Plan is undeterminable at this time.

Retention Requirement. Each participant in in the 2015 Plan that is otherwise subject to Rosetta’s stock ownership guidelines must hold 50% of “net settled shares” received from the vesting, delivery or exercise of awards granted under the 2015 Plan until the Compensation Committee determines that the stock ownership threshold applicable to such participant has been met. For purposes of the 2015 Plan, “net settled shares” means those shares of common stock that remain after payment of (i) the exercise price of options or purchase price of other awards under the 2015

Plan, including shares of common stock sold or netted with respect thereto and (ii) the applicable transaction costs, including withholding taxes.

Corporate Change. Unless any agreement provides otherwise, if a participant’s employment or service is terminated for any reason other than death, cause, or inability to perform or if a participant voluntarily terminates employment or service for good reason, in either case within two years after a corporate change of Rosetta (which may include, among others, the dissolution or liquidation of Rosetta, certain reorganizations, mergers or consolidations of Rosetta, the sale of all or substantially all the assets of Rosetta and its affiliates), any time periods, conditions or contingencies relating to exercise or realization of, or lapse of restrictions under, awards will be automatically accelerated or waived so that (1) if no exercise of the award is required, the award may be realized in full at the time of termination, or (2) if exercise of the award is required, the award may be exercised in full beginning at the time of termination. In addition, to the extent surrender or settlement of awards will not result in negative tax consequences to participants, the Committee may, without the consent of a participant, (1) require participants to surrender any outstanding options or stock appreciation rights in exchange for an equivalent amount of cash, common stock, securities of another company or any combination thereof equal to the difference between

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

fair market value of the common stock and the exercise or grant price, or (2) require that participants receive payments in settlement of restricted stock, restricted stock units (and related cash dividend rights and dividend unit rights, as applicable), performance awards or other incentive awards in an amount equivalent to the value of those awards.

Withholding Taxes. All applicable withholding taxes will be deducted from any payment made under the 2015 Plan, withheld from other compensation payable to the participant, or be required to be paid by the participant prior to the making of any payment of cash or common stock under the 2015 Plan. Payment of withholding taxes may be made by withholding shares of common stock from any payment of common stock due or by the delivery by the participant to Rosetta of previously acquired shares of common stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes. No payment will be made and no shares of common stock will be issued pursuant to any award made under the 2015 Plan until the applicable tax withholding obligations have been satisfied.

Transferability. No award of incentive stock options or restricted stock during its restricted period may be sold, transferred, pledged, exchanged, or disposed of, except by will or the laws of descent and distribution. If provided in the award agreement, other awards may be transferred by a participant to a permitted transferee.

Clawback Provision. All awards granted under the 2015 Plan (and any proceeds, gains or other economic benefit received by a participant in relation to any award under the 2015 Plan) will be subject to the provisions of any claw-back policy that we may implement, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in a participant’s applicable award agreement.

Amendment. The Board of Directors may suspend, terminate, amend or modify the 2015 Plan, but may not without stockholder approval make any alteration or amendment that operates (1) to increase the total number of shares of common stock that may be issued under the 2015 Plan (other than adjustments in connection with certain corporate reorganizations and other events) or to change the designation or class of persons eligible to receive awards under the 2015 Plan, (2) to effect any change for which stockholder approval is required by or necessary to comply with applicable law or the listing requirements of the NASDAQ Global Market or any other exchange or association on which the common stock is then listed or quoted. Upon termination of the 2015 Plan, the terms and provisions thereof will continue to apply to awards granted before termination. No suspension, termination, amendment or modification of the 2015 Plan will adversely affect in any material way any award previously granted under the 2015 Plan, without the consent of the participant.

Effectiveness. The 2015 Plan will become effective upon approval by the stockholders at the Company’s 2015 Annual Meeting. Unless terminated earlier, the 2015 Plan will terminate on March 15, 2025.

United States Federal Income Tax Consequences. The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.

Incentive Stock Options. No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

Non-qualified Stock Options. No income is expected to be recognized by a participant for federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights. There is expected to be no federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Stock Awards. The participant will recognize income for federal income tax purposes at the time of the stock award and, subject to the deduction limitations described below, the employer will be entitled to a corresponding deduction.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units. There will be no federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Performance Awards. There will be no federal income tax consequences to either the participant or the employer upon the grant of performance awards. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of common stock in payment of performance awards in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the

Proposal 3 – Approval of 2015 Long-Term Incentive Plan

employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Dividend Equivalents. Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Other Incentive Awards. The tax treatment of other incentive awards will depend on the type of award. In general, the participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the deduction limitations described below, the participant’s employer will be entitled to a tax deduction at the same time and for the same amount.

Limitations on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million, unless the compensation is performance-based, is approved by the employer’s stockholders, and meets certain other criteria.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2015 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 20105 Plan will be designed to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2015 Plan are not exempt from coverage. However, if the 2015 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the 2015 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The 2015 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

The Board unanimously recommends that you vote FOR approval of the Rosetta Resources Inc. 2015 Long-Term Incentive Plan.

Proposal 4 – Ratification of Independent Registered Public Accounting Firm

The Audit Committee, which is composed entirely of independent directors, has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for 2015. The Board has endorsed this appointment.

Ratification of the appointment of PwC as our independent registered public accounting firm for 2015 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

The Board unanimously recommends that you vote FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm.

Principal Accountant Fees and Services

The Audit Committee appointed PwC as our independent registered public accounting firm for 2015. Stockholders are being asked to ratify the appointment of PwC at the annual meeting pursuant to Proposal 4. Representatives of PwC are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees Summary

The following table shows the fees paid or accrued by us for services provided by PwC during the periods indicated:

($ in Thousands)	2014	2013
Audit Fees (1)	$1,474	$1,653
Audit-Related Fees (2)	—	123
Tax Fees	—	—
Other (3)	74	—

(1)	Audit fees represent fees for professional services provided in connection with: (a) the annual integrated audit of our consolidated financial statements and effectiveness of our internal control over financial reporting; (b) the review of our quarterly consolidated financial statements; and (c) other assurance and related services, including attest reports and accounting consultations related to acquisitions and securities offerings in 2014.

(2)	Audit-related fees represent fees for professional services provided in connection with other assurance and related services, including carve-out audits related to acquisitions.

(3)	Other fees relates to a non-executive compensation project assisting Rosetta with assessing market competitiveness for all job titles and setting new base salary structures.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services by the independent registered public accountant prior to the receipt of such services. Non-audit services may be pre-approved by the Audit Committee Chairman who will report such pre-approval to the Audit Committee at its next scheduled meeting.

All fees for 2014 and 2013 set forth in the table above were pre-approved by the Audit Committee Chairman or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of the auditor and would be consistent with the SEC’s rules on auditor independence.

Report of the Audit Committee

To the Stockholders of

Rosetta Resources Inc.:

The primary purpose of the Audit Committee of the Company’s Board of Directors is to assist the Board of Directors in fulfilling its responsibilities for monitoring (i) the integrity of the quarterly and annual financial and accounting information to be provided to the stockholders and the SEC; (ii) the system of internal controls that management has established; (iii) the Company’s independent registered public accountants’ qualifications and independence; (iv) the performance of the Company’s internal audit functions and its independent registered public accountants; and (v) the Company’s compliance with legal and regulatory requirements governing the preparation and reporting of financial information. The Audit Committee’s function is more fully described in its charter, a copy of which is posted in the “Governance” section on our website at www.rosettaresources.com. The Audit Committee held six meetings during 2014, including regular meetings addressing earnings releases and related matters.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with PwC, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also discussed with PwC and management PwC’s independence from the Company and received the written disclosures and the letter from PwC concerning independence as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.”

Based on the Audit Committee’s discussions with management and PwC, and its review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 23, 2015.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT COMMITTEE

Matthew D. Fitzgerald, Chairman

Holli C. Ladhani

Donald D. Patteson, Jr.

Other Business

Management does not intend to bring any other business before the meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

Stockholder Proposals and Other Matters

Stockholder Proposals. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company’s Proxy Statement and form of proxy for the 2016 Annual Meeting of Stockholders must be received by the Company no later than December 11, 2015.

Such proposals may be submitted by eligible stockholders and must comply with the relevant regulations of the SEC regarding stockholder proposals. Such proposals should be sent to the Company’s principal executive offices at 1111 Bagby, Suite 1600, Houston, Texas 77002; Attn.: Corporate Secretary.

If a stockholder intends to present a proposal for consideration at the Company’s 2016 Annual Meeting of Stockholders without inclusion in the proxy statement and form of proxy, such proposal must comply with our Bylaws and any applicable rules and regulations of the SEC and be received by us no earlier than January 16, 2016 and no later than February 15, 2016.

Stockholder Nomination of Directors. The Company has not received stockholder recommendations for a director nominee for consideration at the Annual Meeting. To be considered at the 2016 Annual Meeting of Stockholders, our Bylaws require that a stockholder’s notice with respect to director nominations be submitted to the Company no earlier than January 16, 2015 and no later than February 15, 2015.

Stockholder recommendations of individuals for consideration as a nominee for director at future annual meetings should be submitted in writing to the attention of the Corporate Secretary, 1111 Bagby, Suite 1600, Houston, Texas 77002 not later than the 90th day nor earlier than the 120th day before the anniversary date of the immediately preceding annual meeting. To be in proper written form, a stockholder’s notice with respect to director nominations must set forth:

1.	As to each nominee, the name, age, business address and residence address of such nominee and his or her principal occupation or employment;

2.	As to the stockholder giving notice, (a) certain identifying information with respect to such stockholder and any other person on whose behalf the nomination is made (such stockholder or other person, a “Nominating Person”) and (b) a description of all arrangements or understandings between such Nominating Person, any proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by the Nominating Person; and

3.	As to each nominee or Nominating Person, (a) the class and number of shares of the Company’s capital stock owned beneficially or of record by such person, (b) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of, or any other agreement has been made, the effect or intent of which is to mitigate loss or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any Company securities, and (c) any other information relating to such persons required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to the Exchange Act.

All stockholder notices must include a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such nomination before the meeting and a statement whether any Nominating Person intends to solicit proxies in connection with the nomination. Additionally, director nomination notices must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Solicitation Cost. The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by officers, agents or employees of the Company, who will receive no additional compensation therefor. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

Additional Information

Annual Report

The annual report to stockholders for the year ended December 31, 2014 is being mailed to all stockholders entitled to vote at the meeting. The annual report to stockholders does not form any part of the proxy soliciting materials. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, are available without charge to stockholders through the “Investor Relations” section of the website at www.rosettaresources.com or upon request to the Corporate Secretary of Rosetta Resources Inc. at 1111 Bagby, Suite 1600, Houston, Texas 77002.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Chairman of the Nominating and Corporate Governance Committee of the Company at 1111 Bagby, Suite 1600, Houston, Texas 77002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-

Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Number of Proxy Statements and Annual Reports

Only one copy of this Proxy Statement and the annual report accompanying this Proxy Statement will be mailed to stockholders who have the same address unless we receive a request that the stockholders with the same address are to receive separate Proxy Statements and annual reports. These additional copies will be supplied at no additional cost to the requesting stockholder. If you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct you request as follows: Nathan P. Murphy, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, Rosetta Resources Inc., 1111 Bagby Street, Suite 1600, Houston, Texas 77002.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE YOUR PROXY AS SOON AS POSSIBLE.

By order of the Board of Directors of

ROSETTA RESOURCES INC.

Nathan P. Murphy

Vice President, General Counsel, Chief

Compliance Officer and Corporate Secretary

Houston, Texas

April 9, 2015

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, equity grant practices and expectations and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements may appear throughout this report, including without limitation, the sections under the headings “Compensation Discussion and Analysis”. These forward-looking statements in some cases are identified by terminology such as “may,” “will,” “could,” “should,” “would”, “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “pursue,” “target” or “continue,” the negative of such terms or variations thereon, or other comparable terminology. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled “Risk Factors” of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this proxy statement are not guarantees of future performance, actions or activities, and we cannot assure any reader that such statements will be realized or that the events and circumstances they describe will occur.

EXHIBIT A

ROSETTA RESOURCES INC.

2015 LONG-TERM INCENTIVE PLAN

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1 Establishment and Purpose. Rosetta Resources Inc. (“Rosetta”) hereby establishes the Rosetta Resources Inc. 2015 Long-Term Incentive Plan, as set forth in this document. The purpose of the Plan is to attract and retain highly qualified individuals and service providers, to further align the interests of Company employees and other service providers with those of the stockholders of Rosetta, and closely link compensation with Company performance. Rosetta is committed to creating long-term stockholder value. Rosetta’s compensation philosophy is based on a belief that Rosetta can best create stockholder value if key employees, directors, and certain others providing services to the Company act and are rewarded as business owners. Rosetta believes that an equity stake through equity compensation programs effectively aligns employee and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

1.2 Effectiveness and Term. This Plan, which has been adopted by the Board subject to stockholder approval, shall become effective as of the date of the Company’s 2015 annual meeting of stockholders provided that the adoption of the Plan is approved by the stockholders of the Company on such date. Notwithstanding any provision in the Plan, no Award shall be granted prior to such stockholder approval. No further Awards may be granted under the Plan after 10 years from the date of the approval of the Plan by the Board. The Plan shall remain in effect until all Options and SAR’s granted under the Plan have been exercised or expired, all Awards of Restricted Stock granted under the Plan have vested or been forfeited, and all Stock Awards, Performance Awards and Other Incentive Awards have been satisfied.

ARTICLE II. DEFINITIONS

2.1 “Affiliate” means (i) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of Rosetta, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, and (ii) with respect to other Awards, (A) a “parent corporation” or a subsidiary corporation” of Rosetta as defined in (i) above, (B) a limited liability company, partnership or other entity in which Rosetta controls 50% or more of the voting power or equity interests.

2.2 “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination.

2.3 “Award Agreement” means a written agreement between Rosetta and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

2.4 “Board” means the Board of Directors of Rosetta.

2.5 “Board Approval Date” means March 24, 2015.

2.6 “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by Rosetta with respect to a share of Common Stock during the period such Award is outstanding.

2.7 “Cause” means a finding by the Committee of acts or omissions constituting, in the Committee’s reasonable judgment, (i) a breach of duty by the Participant in the course of his employment or service involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (ii) conduct by the Participant that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the Participant to such an extent that the Company’s best interests reasonably require the termination of the Participant’s employment or service; (iii) acts or omissions of the Participant materially in violation of his obligations under any written employment or other agreement between the Participant and the Company or at law; (iv) the Participant’s failure to comply with or enforce Company policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (v) the Participant’s repeated insubordination; (vi) the Participant’s failure to comply with or enforce, in any material respect, all other personnel policies of the Company; (vii) the Participant’s failure to devote his full (or other required) working time and best efforts to the performance of his responsibilities to the Company; or (viii) the Participant’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

Exhibit A

2.9 “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board; provided, however, that with respect to the application of the Plan to Awards made to Outside Directors, the “Committee” shall be the Board. During such time as the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be an Outside Director. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

2.10 “Common Stock” means the common stock of Rosetta, $0.001 par value per share, or any stock or other securities of Rosetta hereafter issued or issuable in substitution or exchange for the Common Stock.

2.11	“Company” means Rosetta and any Affiliate.

2.12 “Corporate Change” means (i) the dissolution or liquidation of Rosetta; (ii) a reorganization, merger or consolidation of Rosetta with one or more corporations (other than a merger or consolidation effecting a reincorporation of Rosetta in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of Rosetta and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A “Change in Control” shall be deemed to have occurred if (x) individuals who were directors of Rosetta immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the Board of Directors of any successor to Rosetta or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board or the appointment of any successors to any departing directors that is approved by at least a majority of the individuals who were directors of Rosetta immediately prior to such Control Transaction or (y) any entity, person or Group acquires shares of Rosetta in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, “Control Transaction” means (A) any tender offer for or acquisition of capital stock of Rosetta pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock; (B) any Corporate Change Merger of Rosetta; (C) any contested election of directors of Rosetta; or (D) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act. Notwithstanding the foregoing, “Corporate Change” shall not include any public offering of equity of Rosetta pursuant to a registration that is effective under the Securities Act.

2.13 “Dividend Unit Right” means a contingent right, granted in tandem with a specific Award of Restricted Stock Units, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Rosetta with respect to a share of Common Stock during the period such Award is outstanding.

2.14 “Effective Date” means the date this Plan becomes effective as provided in Section 1.2. If the Company’s stockholders do not approve this Plan at the Company’s 2015 annual meeting of stockholders, then the Effective Date will not occur.

2.15 “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include an Outside Director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” means the fair market value of the Common Stock, as determined in good faith by the Committee or (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by NASDAQ for the date the Award is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

Exhibit A

2.18 “Good Reason” means any of the following actions if taken without the Participant’s prior written consent: (i) any material failure by the Company to comply with its obligations under the terms of a written employment agreement; (ii) any demotion of the Participant as evidenced by a material reduction in the Participant’s responsibilities, duties, compensation, or benefits; or (iii) any permanent relocation of the Participant’s place of business to a location 50 miles or more from the then-current location. Neither a transfer of employment among Rosetta and any of its Affiliates nor a mere change in job title or reporting structure constitutes “Good Reason.”

2.19 “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.20 “Inability to Perform” means and shall be deemed to have occurred if the Participant has been determined under the Company’s or any co-employer’s long-term disability plan to be eligible for long-term disability benefits. In the absence of the Participant’s participation in, application for benefits under, or existence of such a plan, “Inability to Perform” means a finding by the Committee in its sole judgment that the Participant is, despite any reasonable accommodation required by law, unable to perform the essential functions of his position because of an illness or injury for (i) 60% or more of the normal working days during six consecutive calendar months or (ii) 40% or more of the normal working days during twelve consecutive calendar months. Provided, however, that if the Participant’s employment is governed by an individual employment agreement with the Company which provides a definition of “Inability to Perform”, then such contractual definition will control for purposes of this Plan, and the preceding two sentences shall not apply.

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.22 “Initial Share Limit” means 5,000,000 shares of Common Stock (which represents the sum of 452,376 shares of Common Stock remaining available for issuance under the Prior Plans as of the Board Approval Date plus 4,547,624 additional shares of Common Stock), minus any shares of Common Stock subject to awards granted under the Prior Plans after the Board Approval Date and prior to the Effective Date, with any shares of Common Stock subject to awards that are not options or stock appreciation rights (or other awards that are subject to an exercise price, strike price or similar concept) being counted for this purpose as 1.79 shares of Common Stock for every one share of Common Stock subject to such award.

2.23 “NASDAQ” means The NASDAQ Stock Market, Inc.

2.24 “Non-Employee Director” shall mean a member of the Board who is not an Employee.

2.25 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26 “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.27 “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

2.28 “Outside Director” means a member of the Board who: (i) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (ii) from and after the date on which the remuneration paid pursuant to the Plan becomes subject to the deduction limitation under Section 162(m) of the Code, qualifies as an “outside director” under Section 162(m) of the Code, (iii) qualifies as a “non-employee director” of Rosetta under Rule 16b-3, and (iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.29 “Participant” means an Employee, director, or other individual or entity who performs services for the Company that has been granted an Award; provided, however, that no Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

2.30 “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash (including an annual cash bonus award) or Common Stock conditioned in whole or in part upon the satisfaction of performance goals based on specified performance criteria.

2.31 “Performance Period” or “performance period” shall be the period of time as provided in the Performance Award, as set forth in Section 11.1.

2.32 “Permitted Transferee” shall have the meaning given such term in Section 16.5.

2.33 “Plan” means this Rosetta Resources Inc. 2015 Long-Term Incentive Plan, as in effect and as amended from time to time.

Exhibit A

2.34 “Prior Plans” means the Amended and Restated Rosetta Resources Inc. 2005 Long-Term Incentive Plan and the Rosetta Resources Inc. 2013 Long-Term Incentive Plan, each as in effect and as amended from time to time.

2.35 “Purchased Restricted Stock” shall have the meaning given such term in Section 9.2.

2.36 “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

2.37 “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.38 “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.39 “Rosetta” means Rosetta Resources Inc., a Delaware corporation, or any successor thereto.

2.40 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.41 “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.42 “Securities Act” means the Securities Act of 1933, as amended.

2.43 “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

2.44 “Stock Award” means awards of Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, Common Stock.

2.45 “Stock Ownership Guidelines” means the stock ownership guidelines of the Company, as in effect and as amended from time to time.

2.46 “Stock Ownership Threshold” means the total value of all shares of Common Stock required to be held by a Participant as the Committee or the Board, in its sole discretion, may from time to time determine.

2.47 “Total and Permanent Disability” means that the Participant has terminated employment or service with the Company and is eligible for and receiving benefits under the long-term disability insurance plan sponsored by the Company (“LTD Plan”), and at the time such Participant terminated employment or service, the Participant met the definition of disabled for purposes of receiving benefits under such LTD Plan, provided, however, that with respect to any Award which is subject to Section 409A of the Code, such Participant must also, at the time of termination of employment or service, meet one of the following standards:

(a) The Participant is, at such time, unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) The Participant is, at such time, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Provided, further, that a Participant shall be deemed to have a Total and Permanent Disability if such Participant is determined to be totally disabled by the Social Security Administration.

ARTICLE III. PLAN ADMINISTRATION

3.1 Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission

Exhibit A

or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives.

3.2 Delegation of Authority. The Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

3.3 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegate of the Committee) shall be fully indemnified and protected by Rosetta with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

4.1 Available Shares.

(a) Subject to adjustment as provided in Section 4.2, Awards may be made under this Plan for a total of a number of shares of Common Stock equal to the sum of (i) the Initial Share Limit, and (ii) any shares of Common Stock covered by an award under the Prior Plans which are forfeited, cancelled, or expire or are exchanged for or settled in cash without the delivery of shares of Common Stock after the Board Approval Date, provided that if an award other than an option or stock appreciation right (or other award that is subject to an exercise price, strike price or similar concept) under the Prior Plans is forfeited, cancelled or expires or is exchanged for or settled in cash without the delivery of shares of Common Stock after the Board Approval Date, the number shares of Common Stock covered by such award that shall be added to the total number of shares available for issuance under this Plan shall be multiplied by a factor of 1.79 times the number of shares subject to such award. For the avoidance of doubt, the number of shares of Common Stock to be added to the total number of shares of Common Stock available under this Plan in connection with the forfeiture, cancellation, expiration or cash settlement of an award under the Prior Plans will be based on the maximum number of shares of Common Stock subject to such award (except to the extent shares of Common Stock are actually delivered in connection with such award), subject to Section 4.3(d). As of the Board Approval Date, there were 2,144,948 shares of Common Stock subject to outstanding awards under the Prior Plans, of which 97,506 shares of Common Stock were subject to awards of options, stock appreciation rights (or other awards that are subject to an exercise price, strike price or similar concept). Therefore, the maximum number of shares of Common Stock that could be added to the shares of Common Stock available under this Plan pursuant to clause (ii) of the first sentence of this Section 4.1(a), assuming the complete forfeiture, cancellation, expiration or cash settlement of all such awards (and assuming that no further awards are granted under the Prior Plans after the Board Approval Date and before the Effective Date) is 7,144,948. As of the Effective Date, no further awards will be granted under the Prior Plans.

(b) The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan (including Awards denominated in shares of Common Stock but payable or paid in cash) to any one Participant during any fiscal year of Rosetta is 1,000,000 shares. The foregoing limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2. The maximum aggregate amount of cash that may be paid to any one person during any fiscal year of Rosetta with respect to one or more Awards payable in cash and not denominated in shares of Common Stock shall be $5,000,000.

Exhibit A

(c) No Non-Employee Director shall be granted Awards under this Plan for services as a Non- Employee Director for any one year with a grant date fair value, as determined in accordance with FASB ASC Topic 718, or any successor standard, in excess of $500,000.

(d) Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, Rosetta will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

4.2 Adjustments for Recapitalizations and Reorganizations. Subject to Article XIII, if there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without Rosetta’s receipt of consideration, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or Rosetta’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of Rosetta other than cash, then (i) the maximum number and kind of shares of Common Stock available for issuance under the Plan, (ii) the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year, and (iii) the number and/or kind of shares of Common Stock covered by outstanding Awards, and/or the price per share or the applicable market value or performance target of such Awards shall be equitably and proportionately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

4.3 Adjustments for Awards. The following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a) Options and SARs. The grant of Options and SARs shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b) Awards other than Options and SARs. The grant of Restricted Stock or Restricted Stock Units (including those credited to a Participant in respect of a Dividend Unit Right) or of Stock Awards, Performance Awards or Other Incentive Awards (to the extent they are not Options or SARs) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock (or a combination thereof) shall reduce the number of shares available for grant of Awards under the Plan by a factor of 1.79 times the number of shares subject to such an Award. The portion of any grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

(c) Cancellation, Forfeiture and Termination. If or to the extent any Award that has reduced the number of shares of Common Stock available under the Plan pursuant to Section 4.3(a) or (b) is canceled or forfeited, or terminates, expires or lapses, or is exchanged or settled for cash without the issuance of shares of Common Stock, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan. In the case of Awards other than Options and SARs, the number of shares that shall again be available for grant of Awards under the Plan will (i) equal 1.79 times the number of shares of Common Stock subject to such Awards that are canceled, forfeited, or terminated, or that expire or lapse, or are exchanged or settled for cash without the issuance of shares of Common Stock, and (ii) be based on the maximum number of shares subject to such Award (if the maximum number of shares was used to reduce the number of shares available for future grants pursuant to Sections 4.3(a) and (b) and except to the extent shares of Common Stock were actually delivered in connection with such Award, subject to Section 4.3(d).

(d) Payment of Exercise Price and Withholding Taxes. Notwithstanding anything to the contrary herein: (i) shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; (iii) shares repurchased by the Company with stock option proceeds shall not be returned to the Plan and shall not become available for future issuance under the Plan, and (iv) shares subject to a SAR that are not issued in connection with the stock settlement of a SAR on exercise thereof shall not be returned to the Plan and shall not become available for future issuance under the Plan.

Exhibit A

ARTICLE V. ELIGIBILITY

5.1 Eligibility. The Committee shall select Participants from those Employees, Outside Directors and other individuals or entities providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI. FORM OF AWARDS

6.1 Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI, and Stock Awards and Other Incentive Awards pursuant to Article XII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure that an Award constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law, an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

6.2 No Repricing or Reload Rights. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Option that is under water (i) for the purpose of granting a replacement Award of a different type or (ii) in exchange for cash or other property.

6.3 Loans. The Committee may, in its sole discretion, approve the extension of a loan by the Company to a Participant who is an Employee to assist the Participant in paying the exercise price or purchase price of an Award; provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law. Any loan will be made upon such terms and conditions as the Committee shall determine.

ARTICLE VII. OPTIONS

7.1 General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

7.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and complies with Section 409A of the Code. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3 Restrictions Relating to Incentive Stock Options.

(a) Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to

Exhibit A

which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Rosetta or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

(b) Each Participant awarded an Incentive Stock Option shall notify Rosetta in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.4 Exercise of Options.

(a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Rosetta, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b) Upon exercise of an Option, the exercise price of the Option shall be payable to Rosetta in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more nonforfeitable, unrestricted shares of Common Stock (which may in the Committee’s discretion include shares then issuable upon exercise of the Option) having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(c) During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Rosetta or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Rosetta to pay the exercise price and any required withholding taxes.

(d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Rosetta shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

7.5 Termination of Employment or Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a) Termination Other Than For Cause. If the employment or service of a Participant shall terminate for any reason other than Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service or (ii) the expiration of the term of such Option.

Exhibit A

(b) Termination for Cause. Notwithstanding subsection (a) above, if the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of employment or service or (ii) the expiration of the terms of such Option.

Notwithstanding the foregoing, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Rosetta or an Affiliate (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

ARTICLE VIII. STOCK APPRECIATION RIGHTS

8.1 General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company and comply with Section 409A of the Code. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than ten years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

8.2 Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Rosetta, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement; provided, however, that if SARs are to be settled in cash, the SARs shall be structured to avoid negative tax consequences to the Participant under Section 409A of the Code.

ARTICLE IX. RESTRICTED STOCK

9.1 General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2 Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock (“Purchased Restricted Stock”).

9.3 Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

9.4 Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of Rosetta, in the name of a nominee of Rosetta, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) Rosetta shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of Restricted Stock may result in

Exhibit A

a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

9.5 Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of Rosetta or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XIII, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS

10.1 General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited, and providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

10.2 Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3 Cash Dividend Rights and Dividend Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion. In addition, Cash Dividend Rights and Dividend Unit Rights with respect to an Award with performance-based vesting conditions that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the related Award vests.

10.4 Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period. Awards of Restricted Stock Units are considered nonqualified deferred compensation subject to Section 409A of the Code and will be designed to comply with that section.

ARTICLE XI. PERFORMANCE AWARDS

11.1 General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock, or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards. Without limiting the foregoing, the Administrator may grant Performance Awards to any eligible Participant in the form of a cash bonus (annual or otherwise) payable upon the attainment of objective performance goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”) shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 11.3.

Exhibit A

11.2 Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (i) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (ii) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (iii) the performance period over which performance is to be measured, (iv) the timing of any payments to be made, (v) restrictions on the transferability of the Award, and (vi) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

11.3 Code Section 162(m) Requirements. The Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the 162(m) Requirements. The performance goals for any Performance Award that are intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance criteria specifically identified in Section 11.4 not later than 90 days after commencement of the performance period with respect to such Award (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of a Performance Award and to the extent permitted under Code Section 162(m) and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

11.4 Performance Goals. The performance criteria to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria: (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (ii) return on equity, (iii) return on assets or net assets, (iv) return on capital or invested capital and other related financial measures, (v) cash flow (whether as an absolute number or percentage change), (vi) revenues, (vii) income or operating income, (viii) expenses or expense levels, (ix) one or more operating ratios, (x) stock price, (xi) total stockholder return, (xii) market share, (xiii) operating profit, (xiv) profit margin, (xv) capital expenditures, (xvi) net borrowing, debt leverage levels, credit quality or debt ratings, (xvii) the accomplishment of mergers, acquisitions, dispositions, joint ventures, public or private offerings or other financial transactions or similar extraordinary business transactions, (xviii) net asset value per share, (xix) economic value added, (xx) individual business objectives, (xxi) growth in production, (xxii) added reserves, (xxiii) growth in reserves per share, (xxiv) inventory growth, (xxv) environmental, health and safety performance, (xxvi) effectiveness of hedging programs, (xxvii) improvements in internal controls and policies and procedures, and (xxxviii) retention and recruitment of employees. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the individual Participant, the Company, or a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the performance criteria it selects to use for such performance period and thereafter promptly communicate such performance criteria to the Participant.

11.5 Certification and Negative Discretion.

(a) Certification. Following the completion of a performance period and prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the Performance Awards earned for the performance period. The Committee shall then determine the amount of each Participant’s Performance Award actually payable for the performance period and, in so doing, may apply its negative discretion pursuant to subsection (b) below.

(b) Negative Discretion. If a Performance Award is intended to satisfy the 162(m) Requirements, the Committee in its sole discretion shall have the authority to reduce or eliminate, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a Performance Award.

11.6 Code Section 162(m) Approval. If so determined by the Committee, the provisions of the Plan regarding Performance Awards shall be disclosed and reapproved by shareholders no later than the first shareholder meeting that

Exhibit A

occurs in the fifth year following the year in which shareholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

ARTICLE XII. STOCK AWARDS AND OTHER INCENTIVE AWARDS

12.1 Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award.

12.2 Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XIII. CORPORATE CHANGE

13.1 Vesting of Awards. Except as provided otherwise below in this Article or in an Award Agreement at the time an Award is granted or amended, notwithstanding anything to the contrary in this Plan, if a Participant’s employment or service with the Company is terminated for any reason other than death, Cause or Inability to Perform, Total and Permanent Disability, or if a Participant voluntarily terminates employment or service for Good Reason, in either case within the two-year period following a Corporate Change of Rosetta, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:

(a) If no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Participant’s termination of employment or service; or

(b) If exercise of the Award is required, the Award may be exercised in full commencing on the date of the Participant’s termination of employment or service.

In the event all outstanding Awards are replaced in connection with a Corporate Change by comparable types of awards of at least substantially equivalent value, as determined by the Committee in its sole discretion, such replacement awards shall provide for automatic acceleration or waiver as provided above in the event of a Participant’s involuntary termination of employment or service with the Company other than for Cause or voluntary termination of employment or service for Good Reason, as applicable.

13.2 Cancellation of Awards. Notwithstanding the foregoing, on or prior to the date of a Corporate Change, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the exercise price or grant price, and (ii) with respect to Participants holding Restricted Stock, Restricted Stock Units, Stock Awards, Performance Awards or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), the Committee may determine that such Participants shall receive payment in settlement of such Awards (and dividend rights), in an amount equivalent to the value of such Awards (and dividend rights) at the time of such settlement.

Exhibit A

ARTICLE XIV. VESTING OF AWARDS UPON DEATH OR TOTAL AND PERMANENT DISABILITY

14.1 Vesting Upon Death. An Award under this Plan shall fully vest upon the death of a Participant if such death occurs during the time period of the Participant’s employment. In any case in which the fact of the death of the Participant is uncertain, such as where a Participant’s whereabouts are unknown in circumstances that would suggest that death has occurred, the Committee may, in its sole and absolute discretion, make a determination regarding the death of the Participant. Provided, however, a Performance Award shall be fully vested under this Section taking into account Section 14.4.

14.2 Vesting Upon Total and Permanent Disability. An Award under this Plan shall fully vest upon the Total and Permanent Disability of the Participant. Provided, however, a Performance Award shall be fully vested under this Section taking into account Section 14.4.

14.3 Exercise, Payment or Settlement. In the case of the vesting of an Award under this Article XIV, such Award shall be exercised, paid or settled as otherwise provided in the Award Agreement and this Plan. Awards which become vested pursuant to Section 14.1 shall be exercised pursuant to Section 16.5.

14.4 Performance Awards – Vesting Upon Death or Total and Permanent Disability. Upon the vesting under this Article XIV of Performance Awards in the event of vesting upon death or Total and Permanent Disability, the following shall apply:

(a) The Participant (or the Participant’s Beneficiary, in the case of death or incapacity, for purposes of this Section 14.4, the “Participant”) shall be entitled to receive, as soon as administratively practicable, but not later than thirty (30) days after such vesting event, shares of Common Stock, cash or a combination of both, as the Committee determines in its sole discretion, in an amount determined by the level of achievement of the performance goals applicable to such Performance Award pursuant to Section 14.4(b). If the Performance Award is settled in cash, in full or in part, prior to the end of the Performance Period, the cash settlement shall be based upon the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date of vesting. If the Performance Award is settled in cash, in full or in part, after the end of the Performance Period, the cash value shall be based on the Fair Market Value of a share of Common Stock as of the last trading day of the Performance Period; and

(b) At the time of death or Total and Permanent Disability, the performance goals applicable to such Performance Award shall be deemed to be met at target, transfer restrictions shall not apply, and service requirements shall be deemed met.

14.5 No Vesting Where Participant Notified of Termination for Cause Prior to Death or Total and Permanent Disability. This Article XIV shall not apply, and no vesting shall take place if the Participant has, prior to death or Total and Permanent Disability, been notified that such Participant’s employment with the Company will be terminated for Cause. In the case in which a Participant has received notice of a termination for Cause, then any such Award shall be treated pursuant to the applicable provisions of this Plan relating to termination for Cause, and shall not be vested pursuant to this Article.

ARTICLE XV. AMENDMENT AND TERMINATION

15.1 Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the Company’s stockholders if (i) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) counsel for Rosetta determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted. An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to new statutory or regulatory requirements that arise after submission of the Plan to stockholders for their approval, such as, without limitation, changes to Section 409A of the Code, or regulations issued thereunder. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

Exhibit A

15.2 Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE XVI. MISCELLANEOUS

16.1 Award Agreements. After the Committee grants an Award under the Plan to a Participant, Rosetta and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on Rosetta’s records for the Plan. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

16.2 Listing; Suspension.

(a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Rosetta shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to Rosetta or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Rosetta or its Affiliates under the laws of any applicable jurisdiction, Rosetta or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Rosetta or its Affiliates.

(c) Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

16.3 Additional Conditions. Notwithstanding anything in the Plan to the contrary: (i) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Rosetta a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (ii) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

16.4 Retention Requirement. Each Participant otherwise subject to the Stock Ownership Guidelines must hold 50% of “net settled shares” received from the vesting, delivery or exercise of Awards granted under the Plan until the Committee determines that the applicable Stock Ownership Threshold for such Participant has been met. Further, if it is later determined that a Participant is no longer in compliance with an applicable Stock Ownership Threshold, including as a result of a decline in the average closing price per share of the Common Stock as reported by the NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted for the Company’s most recently completed fiscal year as compared to the prior fiscal year (in each case, as adjusted pursuant to Section 4.2), then such Participant will once again be required to hold 50% of “net settled shares” received from the vesting, delivery or exercise of Awards granted under the Plan until such time as the Participant returns to compliance with this Section. For purposes of this

Exhibit A

Section 16.4, “net settled shares” means those shares of Common Stock that remain after payment of (i) the exercise price of Options or purchase price of other Awards, including shares of Common Stock sold or netted with respect thereto and (ii) the applicable transaction costs, including withholding taxes.

16.5 Transferability.

(a) All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Rosetta of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b) Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c) If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to Rosetta. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d) Incident to a Participant’s divorce, the Participant may request that Rosetta agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan. Rosetta’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Rosetta. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Rosetta harmless from any claim that may arise out of Rosetta’s observance of the terms of any such domestic relations order.

16.6 Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

16.7 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

16.8 Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission,

Exhibit A

with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Rosetta or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his address as set forth in the records of the Company or (ii) to Rosetta at the principal executive offices of Rosetta clearly marked “Attention: General Counsel.”

16.9 Compliance with Law and Stock Exchange or Association Requirements. In addition, it is the intent of Rosetta that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Committee may permit or require, and any Award granted that is subject to Section 409A of the Code, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange requirements or modify an Award to bring it into compliance with any government regulation or stock exchange requirements. The Committee may agree to limit its authority under this Section.

16.10 California Blue Sky Laws. Prior to the effective registration of the Common Stock under Section 12 of the Exchange Act, (i) Rosetta shall deliver a balance sheet and an income statement at least annually to each Participant who performs services in the State of California, unless such Participant is a key employee whose duties in connection with the Company assure such Participant access to equivalent information, (ii) the Compensation Committee may not impose upon any Award grant made to a Participant who performs services in the State of California a vesting schedule that is more restrictive than 20 percent per year vesting, with the initial vesting to occur not later than one year after the Award’s grant date; provided, however, that such vesting limitation shall not be applicable to any Award grants made to individuals who are officers of Rosetta and (iii) with respect to California Participants (including any individual whose Award is based in whole or in part on services performed in California), the Plan shall otherwise be administered in accordance with California Corporations Code section 25102(o) and California Code of Regulations, Title 10, sections 260.140.41, 260.140.42, 260.140.45, and 260.140.46.

16.11 Binding Effect. The obligations of Rosetta under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Rosetta, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Rosetta. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

16.12 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

16.13 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent Rosetta or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Rosetta or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Rosetta or any Affiliate as a result of such action.

16.14 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

16.15 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Rosetta as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

Exhibit A

16.16 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by Rosetta or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Rosetta or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

16.17 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation Rosetta and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.18 Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Rosetta or an Affiliate to the Participant.

16.19 Clawback. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

16.20 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

ROSETTA RESOURCES INC.

ATTN: NATHAN P. MURPHY

1111 BAGBY STREET

SUITE 1600

HOUSTON, TX 77002

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1	Election of Directors	For	Against	Abstain

01	James E. Craddock	☐	☐	☐

02	Matthew D. Fitzgerald	☐	☐	☐

03	Philip L. Frederickson	☐	☐	☐

04	Carin S. Knickel	☐	☐	☐

05	Holli C. Ladhani	☐	☐	☐

06	Donald D. Patteson, Jr.	☐	☐	☐

07	Jerry R. Schuyler	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2	Advisory approval of executive compensation.	☐	☐	☐

3	To approve the 2015 Long-Term Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		For	Against	Abstain

4	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐

NOTE: In their discretion as to such other business as may proper come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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ROSETTA RESOURCES INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

5/15/2015 9:00 A.M. CST

The stockholder(s) hereby appoint(s) James E. Craddock and John E. Hagale, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ROSETTA RESOURCES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00:00 A.M. CST on 5/15/2015, at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002, and any adjournment or postponement thereof, and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR the election of all nominees under proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4 and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side